TRANSFER AGENCY AND SERVICE AGREEMENT

THIS AGREEMENT is made as of July 22, 2019 with an effective date of on or about November 4, 2019 (or such other effective date to which the parties hereto may otherwise mutually agree), by and between STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company having its principal office and place of business at One Lincoln Street, Boston, Massachusetts 02111 (“State Street” or the “Transfer Agent”), and VANECK VECTORS ETF TRUST, a Delaware business trust having its principal office and place of business at 666 Third Avenue, 9th Floor, New York, New York 10017 (the “Trust”).

WHEREAS, the Trust is authorized to issue shares of beneficial interest (“Shares”) in separate series, with each such series representing interests in a separate portfolio of securities and other assets;

WHEREAS, the Trust intends to initially offer Shares in one or more series, each as named in the attached Schedule A, which may be amended by the parties from time to time (such series, together with all other series subsequently established by the Trust and made subject to this Agreement in accordance with Section 12 of this Agreement, being herein referred to as a “Portfolio,” and collectively as the “Portfolios”);

WHEREAS, each Portfolio will issue and redeem Shares only in aggregations of Shares known as “Creation Units” as described in the currently effective prospectus and statement of additional information of the Trust (collectively, the “Prospectus”);

WHEREAS, only those entities (“Authorized Participants”) that have entered into an Authorized Participant Agreement with the distributor of the Trust, currently Van Eck Securities Corporation (the “Distributor”), are eligible to place orders for Creation Units with the Distributor;

WHEREAS, the Depository Trust Company, a limited purpose trust company organized under the laws of the State of New York (“DTC”) or its nominee will be the record or registered owner of all outstanding Shares;

WHEREAS, Trust desires to appoint Transfer Agent to act as its transfer agent, dividend disbursing agent and agent in connection with certain other activities; and Transfer Agent is willing to accept such appointment.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto, agree as follows:

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1.	TERMS OF APPOINTMENT

1.1
Subject to the terms and conditions set forth in this Agreement, the Trust and each Portfolio hereby employs and appoints the Transfer Agent to act as, and the Transfer Agent agrees to act as, transfer agent for the Creation Units and dividend disbursing agent of the Trust and each Portfolio.

1.2
Transfer Agency Services. In accordance with procedures established from time to time by agreement between the Trust and each Portfolio, as applicable, and the Transfer Agent, and in acknowledgement of the terms and conditions of the form Participant Agreement attached as Exhibit A hereto, but only to the extent that such terms and conditions do not deviate from such Participant Agreement, the Transfer Agent shall:

(i)	establish each Authorized Participant’s account in the applicable Portfolio on the Transfer Agent’s recordkeeping system and maintain such account for the benefit of such Authorized Participant;

(ii)
receive and process orders for the purchase of Creation Units from the Distributor or the Trust, and promptly deliver payment and appropriate documentation thereof to the custodian of the applicable Portfolio as identified by the Trust (the “Custodian”);

(iii)
generate or cause to be generated and transmitted confirmation of receipt of such purchase orders to the Authorized Participants and, if applicable, transmit appropriate trade instruction to the National Securities Clearance Corporation (“NSCC”) and/or DTC;

(iv)	receive and process redemption requests and redemption directions from the Distributor or the Trust and deliver the appropriate documentation thereof to the Custodian;

(v)	with respect to items (i) through (iv) above, the Transfer Agent may execute transactions directly with Authorized Participants;

(vi)
at the appropriate time as and when it receives monies paid to it by the Custodian with respect to any redemption, pay over or cause to be paid over in the appropriate manner such monies, if any, to the redeeming Authorized Participant as instructed by the Distributor or the Trust;

(vii)	prepare and transmit by means of DTC’s book-entry system payments for any dividends and distributions declared by the Trust on behalf of the applicable Portfolio;

(viii)	record the issuance of Shares of the applicable Portfolio and maintain a record of the total number of Shares of each Portfolio which are issued and

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outstanding; and provide the Trust on a regular basis with the total number of Shares of each Portfolio which are issued and outstanding but Transfer Agent shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares to determine if there are authorized Shares available for issuance or to take cognizance of any laws relating to, or corporate actions required for, the issue or sale of such Shares, which functions shall be the sole responsibility of the Trust and each Portfolio; and, excluding DTC or its nominee as the record or registered owner, the Transfer Agent shall have no obligations or responsibilities to account for, keep records of, or otherwise related to, the beneficial owners of the Shares;

(ix)
maintain and manage, as agent for the Trust and each Portfolio, such bank accounts as the Transfer Agent shall deem necessary for the performance of its duties under this Agreement, including but not limited to, the processing of Creation Unit purchases and redemptions and the payment of a Portfolio’s dividends and distributions. The Transfer Agent may maintain such accounts at the bank or banks deemed appropriate by the Transfer Agent in accordance with applicable law;

(x)	process any request from an Authorized Participant to change its account registration; and

(xi)
except as otherwise instructed by the Trust, the Transfer Agent shall process all transactions in each Portfolio in accordance with the procedures mutually agreed upon by the Trust and the Transfer Agent with respect to the proper net asset value to be applied to purchase orders received in good order by the Transfer Agent or by the Trust or any other person or firm on behalf of such Portfolio or from an Authorized Participant before cut-offs established by the Trust. The Transfer Agent shall report to the Trust any known exceptions to the foregoing.

1.3	Additional Services. In addition to, and neither in lieu of nor in contravention of the services set forth in Section 1.2 above, the Transfer Agent shall perform the following services:

(i)
The Transfer Agent shall perform such other services for the Trust that are mutually agreed to by the parties from time to time, for which the Trust will pay such fees as may be mutually agreed upon. The provision of such services shall be subject to the terms and conditions of this Agreement.

(ii)
DTC and NSCC. The Transfer Agent shall: (a) accept and effectuate the registration and maintenance of accounts, and the purchase and redemption of Creation Units in such accounts, in accordance with instructions transmitted to and received by the Transfer Agent by transmission from DTC or NSCC on behalf of Authorized Participants; and (b) issue instructions to a Portfolio’s banks for the settlement of transactions between the Portfolio and DTC or NSCC (acting on behalf of the applicable Authorized Participant).

1.4
Authorized Persons. The Trust and each Portfolio, hereby agrees and acknowledges that the Transfer Agent may rely on the current list of authorized persons, including the Distributor, as provided or agreed to by the Trust in writing and as may be amended from time to time (each, an “Authorized Person”), in receiving instructions to issue or redeem Creation Units. The Trust and each Portfolio, agrees and covenants for itself and each such Authorized Person that any order or sale of or transaction in Creation Units received by it after the order cut-off time as set forth in the Prospectus or such earlier time as designated by such Portfolio (the “Order Cut-Off Time”), shall be effectuated at the net asset value determined on the next business day or as otherwise required pursuant to the applicable Portfolio’s then-effective Prospectus, and the Trust or such Authorized Person shall so instruct the Transfer Agent of the proper effective date of the transaction.

1.5
Anti-Money Laundering and Client Screening. With respect to the Trust’s or any Portfolio’s offering and sale of Creation Units at any time, and for all subsequent transfers of such interests, the Trust or its delegate shall, to the extent applicable, directly or indirectly and to the extent required by law: (i) conduct know your customer/client identity due diligence with respect to potential investors and transferees in the Shares and Creation Units and shall obtain and retain due diligence records for each investor and transferee; (ii) use its best efforts to ensure that each investor’s and any transferee’s funds used to purchase Creation Units or Shares shall not be derived from, nor the product of, any criminal activity; (iii) if requested, provide periodic written verifications that such investors/transferees have been checked against the United States Department of the Treasury Office of Foreign Assets Control database for any non-compliance or exceptions; and (iv) perform its obligations under this Section in accordance with all applicable anti-money laundering laws and regulations. In the event that the Transfer Agent has received advice from counsel that access to underlying due diligence records pertaining to the investors/transferees is necessary to ensure compliance by the Transfer Agent with relevant anti-money laundering (or other applicable) laws or regulations, the Trust shall, upon receipt of written request from the Transfer Agent, provide the Transfer Agent copies of such due diligence records.

1.6	State Transaction (“Blue Sky”) Reporting. If applicable, the Trust shall be solely responsible for its “blue sky” compliance and state registration requirements.

1.7
Tax Law. The Transfer Agent shall have no responsibility or liability for any obligations now or hereafter imposed on the Trust, a Portfolio, any Creation Units, any Shares, a beneficial owner thereof, an Authorized Participant or the Transfer Agent in connection with the services provided by the Transfer Agent hereunder by the tax laws of any country or of any state or political subdivision thereof. It shall be the responsibility of the Trust to notify the Transfer Agent of the obligations

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imposed on the Trust, a Portfolio, the Creation Units, or the Shares in connection with the services provided by the Transfer Agent hereunder by the tax law of countries, states and political subdivisions thereof, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting.

1.8	The Transfer Agent shall provide the office facilities and the personnel determined by it to perform the services contemplated herein.
2.FEES AND EXPENSES

2.1
Fee Schedule. For the performance by the Transfer Agent of services provided pursuant to this Agreement, the Transfer Agent shall be entitled to receive the fees and expenses set forth in a written fee schedule agreed to by the parties.

3.     REPRESENTATIONS AND WARRANTIES OF THE TRANSFER AGENT
The Transfer Agent represents and warrants to the Trust that:

3.1	It is a trust company duly organized and existing under the laws of the Commonwealth of Massachusetts.

3.2
It is duly registered as a transfer agent under Section 17A(c)(2) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), it will remain so registered for the duration of this Agreement, and it will promptly notify the Trust in the event of any material change in its status as a registered transfer agent, including if it is de-registered.

3.3	It is duly qualified to carry on its business in the Commonwealth of Massachusetts.

3.4	It is empowered under applicable laws and by its organizational documents to enter into and perform the services contemplated in this Agreement.

3.5	All requisite organizational proceedings have been taken to authorize it to enter into and perform this Agreement.

3.6
It is in compliance with all material federal and state laws, rules, and regulations applicable to the Transfer Agent with respect to its transfer agency business and the performance of its duties, obligations and services under this Agreement.

3.7	It has and will continue to maintain access to the necessary facilities, equipment and personnel determined by Transfer Agent to perform its duties and obligations under this Agreement.

4.	REPRESENTATIONS AND WARRANTIES OF THE TRUST AND THE PORTFOLIOS
The Trust and each Portfolio represents and warrants to the Transfer Agent that:

4.1	The Trust is a business trust duly organized, existing and in good standing under the laws of the state of its formation.

4.2	The Trust is empowered under applicable laws and by its organizational documents to enter into and perform this Agreement.

4.3	All requisite proceedings have been taken to authorize the Trust to enter into, perform and receive services pursuant to this Agreement.

4.4	The Trust is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company.

4.5
A registration statement under the Securities Act of 1933, as amended (the “Securities Act”), is currently effective and will remain effective, and all appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Trust being offered for sale.

4.6
Where information provided by the Trust or a Trust’s investors includes information about an identifiable individual (“Personal Information”), the Trust represents and warrants that it has obtained all consents and approvals, as required by all applicable laws, regulations, by-laws and ordinances that regulate the collection, processing, use or disclosure of Personal Information, necessary to disclose such Personal Information to the Transfer Agent, and as required for the Transfer Agent to use and disclose such Personal Information in connection with the performance of the services hereunder. The Trust acknowledges that the Transfer Agent may perform any of the services, and may use and disclose Personal Information outside of the jurisdiction in which it was initially collected by the Trust, including the United States and that information relating to the Trust, including Personal Information of investors may be accessed by national security authorities, law enforcement and courts.  The Transfer Agent shall be kept indemnified by and be without liability to the Trust for any action taken or omitted by it in reliance upon this representation and warranty, including without limitation, any liability or costs in connection with claims or complaints for failure to comply with any applicable law that regulates the collection, processing, use or disclosure of Personal Information.

5.	DATA ACCESS AND PROPRIETARY INFORMATION

5.1
The Trust acknowledges that the databases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals furnished to the Trust by the Transfer Agent as part of the Trust’s ability to access certain Trust-related data (“Trust Data”) maintained by the Transfer Agent or another third party on databases under the control and ownership of the Transfer Agent (“Data Access Services”) constitute copyrighted, trade secret, or other proprietary information (collectively, “Proprietary Information”) of substantial value to the Transfer Agent or another third party. In no event shall Proprietary Information be deemed

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Authorized Participant information or the confidential information of the Trust. The Trust and each Portfolio agrees to treat all Proprietary Information as proprietary to the Transfer Agent and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided hereunder. The parties acknowledge that Trust Data shall not be deemed Proprietary Information. Without limiting the foregoing, the Trust agrees for itself and its officers and trustees and their agents, to:

(i)
use such programs and databases solely on the Trust’s, or such agents’ computers, or solely from equipment at the location(s) agreed to between the Trust and the Transfer Agent, and solely in accordance with the Transfer Agent’s applicable user documentation;

(ii)	refrain from copying or duplicating in any way the Proprietary Information;

(iii)
refrain from obtaining unauthorized access to any portion of the Proprietary Information, and if such access is inadvertently obtained, to inform the Transfer Agent in a timely manner of such fact and dispose of such information in accordance with the Transfer Agent’s instructions;

(iv)
refrain from causing or allowing Proprietary Information transmitted from the Transfer Agent’s computers to the Trust’s, or such agents’ computer to be retransmitted to any other computer facility or other location, except with the prior written consent of the Transfer Agent;

(v)	allow the Trust or such agents to have access only to those authorized transactions agreed upon by the Trust and the Transfer Agent; and

(vi)
honor all reasonable written requests made by the Transfer Agent to protect at the Transfer Agent’s expense the rights of the Transfer Agent in Proprietary Information at common law, under federal copyright law and under other federal or state law.

5.2
Proprietary Information shall not include all or any portion of any of the foregoing items that are or become publicly available without breach of this Agreement; that are released for general disclosure by a written release by the Transfer Agent; or that are already in the possession of the receiving party at the time of receipt without obligation of confidentiality or breach of this Agreement.

5.3
Notwithstanding any other provision to the contrary, the Trust may disclose Proprietary Information in the event that it is required to be disclosed by law or in a judicial or administrative proceeding, or by an appropriate regulatory authority having jurisdiction over the Trust; provided that all reasonable legal remedies for maintaining such information in confidence have been exhausted including but not limited to giving the Transfer Agent as much advance notice of the possibility of such disclosure as practical so the Transfer Agent may attempt to stop such disclosure or obtain a protective order concerning such disclosure.

5.4
If the Trust notifies the Transfer Agent that any of the Data Access Services do not operate in material compliance with the most recently issued user documentation for such services, the Transfer Agent shall endeavor in a timely manner to correct such failure. Organizations from which the Transfer Agent may obtain certain data included in the Data Access Services are solely responsible for the contents of such data, and the Trust agrees to make no claim against the Transfer Agent arising out of the contents of such third-party data, including, but not limited to, the accuracy thereof. DATA ACCESS SERVICES AND ALL COMPUTER PROGRAMS AND SOFTWARE SPECIFICATIONS USED IN CONNECTION THEREWITH ARE PROVIDED ON AN “AS IS, AS AVAILABLE” BASIS. THE TRANSFER AGENT EXPRESSLY DISCLAIMS ALL WARRANTIES EXCEPT THOSE EXPRESSLY STATED HEREIN INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

5.5
If the transactions available to the Trust include the ability to originate electronic instructions to the Transfer Agent in order to effect the transfer or movement of cash or Creation Units or transmit Authorized Participant information or other information, then in such event the Transfer Agent shall be entitled to rely on the validity and authenticity of an instruction without undertaking any further inquiry as long as such instruction is undertaken in conformity with security procedures established by the Transfer Agent from time to time.

5.6	Each party shall take reasonable efforts to advise its employees of their obligations pursuant to this Section. The obligations of this Section shall survive any earlier termination of this Agreement.

5.7
Subject to Section 5.1, the Trust may use reports generated in connection with the Trust’s receipt of transfer agency services hereunder; provided, however, that (i) such use is limited to the Trust’s internal business purposes and (ii) such reports may not be re-distributed by the Trust except in the ordinary course of its business to Authorized Participants and internal organizations for informational purposes.

6.	RESERVED

7.	STANDARD OF CARE / LIMITATION OF LIABILITY

7.1
The Transfer Agent shall act in good faith and without negligence and shall be held to the exercise of reasonable care (the “Standard of Care”) at all times in its performance of all services performed under this Agreement, but assumes no responsibility and shall not be liable for loss or damage due to errors, including encoding and payment processing errors, unless said errors are caused by its negligence, bad faith, or willful misconduct or that of its employees or agents. The

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parties agree that any encoding or payment processing errors shall be governed by this Standard of Care, and that Section 4-209 of the Uniform Commercial Code is superseded by this Section.

7.2
In any event, the Transfer Agent’s cumulative liability for each calendar year (a “Liability Period”) with respect to the services provided pursuant to this Agreement regardless of the form of action or legal theory shall be limited to its total annual compensation earned and fees payable hereunder during the preceding Compensation Period, as defined herein, for any liability or loss suffered by the Trust or the Portfolios including, but not limited to, any liability relating to qualification of the Trust or a Portfolio as a regulated investment company or any liability relating to the Trust’s or a Portfolio’s compliance with any federal or state tax or securities statute, regulation or ruling during such Liability Period. “Compensation Period” shall mean the calendar year ending immediately prior to each Liability Period in which the event(s) giving rise to the Transfer Agent’s liability for that period have occurred. Notwithstanding the foregoing, the Compensation Period for purposes of calculating the annual cumulative liability of the Transfer Agent for the Liability Period commencing on the date of this Agreement and terminating on December 31, 2019 shall be the date of this Agreement through December 31, 2019, calculated on an annualized basis, and the Compensation Period for the Liability Period commencing January 1, 2020 and terminating on December 31, 2020 shall be the date of this Agreement through December 31, 2019, calculated on an annualized basis. In no event shall the Transfer Agent be liable for any special, incidental, indirect, punitive or consequential damages, regardless of the form of action and even if the same were foreseeable.

7.	INDEMNIFICATION

8.1
The Transfer Agent shall not be responsible for, and the Trust and each applicable Portfolio shall indemnify and hold the Transfer Agent harmless from and against, any and all losses, damages, costs, charges, reasonable counsel fees (including the defense of any lawsuit in which the Transfer Agent or affiliate is a named party), payments, reasonable expenses and liability arising out of or attributable to:

(i)	all actions of the Transfer Agent or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in accordance with the Standard of Care;

(ii)	the Trust’s breach of any representation, warranty or covenant of the Trust hereunder;

(iii)	the Trust’s lack of good faith, negligence or willful misconduct;

(iv)
reliance upon, and any subsequent use of or action taken or omitted, by the Transfer Agent, or its agents or subcontractors on: (a) any information, records, documents, data, stock certificates or services, which are received by the Transfer Agent or its agents or subcontractors by machine readable input, facsimile, electronic data entry, electronic instructions or other similar means authorized by the Trust, and which have been prepared, maintained or performed by the Trust or any other person or firm on behalf of the Trust, including but not limited to any broker-dealer, third party administrator or previous transfer agent; (b) any instructions or requests of the Trust or its officers or the Trust’s agents or subcontractors or their officers or employees, in each case who the Transfer Agent reasonably believes has been designated by the Trust as Authorized Persons; (c) any instructions or opinions of legal counsel to the Trust or any Portfolio with respect to any matter arising in connection with the services to be performed by the Transfer Agent under this Agreement which are provided to the Transfer Agent after consultation with such legal counsel; or (d) any paper or document, reasonably believed to be genuine, authentic, or signed by the proper person or persons;

(v)
the offer or sale of Creation Units in violation of any requirement under federal or state securities laws or regulations requiring that such Creation Units be registered, or in violation of any stop order or other determination or ruling by any federal or state agency with respect to the offer or sale of such Creation Units;

(vi)
the negotiation and processing in accordance with the Standard of Care of any checks, wires and ACH transmissions, including without limitation, for deposit into, or credit to, the Trust’s demand deposit accounts maintained by the Transfer Agent;

(vii)	all actions taken in accordance with the Standard of Care relating to the transmission of Trust, Creation Unit or Authorized Participant data through the NSCC clearing systems, if applicable; and

(viii)
any tax obligations under the tax laws of any country or of any state or political subdivision thereof, including taxes, withholding and reporting requirements, claims for exemption and refund, additions for late payment, interest, penalties and other expenses (including legal expenses) that may be assessed, imposed or charged against the Transfer Agent as transfer agent hereunder, but excluding income, excise, franchise or other similar taxes ordinarily imposed on the Transfer Agent’s income, property or business generally.

8.2
At any time the Transfer Agent may apply to any officer of the Trust for instructions, and may consult with legal counsel (which may be Trust counsel) with respect to any matter arising in connection with the services to be performed by the Transfer Agent under this Agreement, and the Transfer Agent and its agents or subcontractors shall not be liable and shall be indemnified by the Trust and the applicable Portfolio for any action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel. The Transfer Agent, its agents and subcontractors shall be

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protected and indemnified in acting upon any paper or document furnished by or on behalf of the Trust or the applicable Portfolio, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided the Transfer Agent or its agents or subcontractors by machine readable input, electronic data entry or other similar means authorized by the Trust and the Portfolios, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Trust.

9.	ADDITIONAL COVENANTS OF THE TRUST AND THE TRANSFER AGENT

9.1	Delivery of Documents. The Trust shall promptly furnish to the Transfer Agent the following:

(i)
A copy of the resolution of the Board of Trustees of the Trust (the “Board”) certified by the Trust’s Secretary authorizing the appointment of the Transfer Agent and the execution and delivery of this Agreement.

(ii)	A copy of the Declaration of Trust and By-Laws of the Trust and all amendments thereto.

9.2
Certificates, Checks, Facsimile Signature Devices. The Transfer Agent hereby agrees to establish and maintain facilities and procedures for safekeeping of any stock certificates, check forms and facsimile signature imprinting devices; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

9.3
Records. The Transfer Agent shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the 1940 Act and the Rules thereunder, the Transfer Agent agrees that all such records prepared or maintained by the Transfer Agent relating to the services to be performed by the Transfer Agent hereunder are the property of the Trust and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to the Trust on and in accordance with its request. Records may be surrendered in either written or machine-readable form, at the option of the Transfer Agent. In the event that the Transfer Agent is requested or authorized by the Trust, or required by subpoena, administrative order, court order or other legal process, applicable law or regulation, or required in connection with any investigation, examination or inspection of the Trust by state or federal regulatory agencies, to produce the records of the Trust or the Transfer Agent’s personnel as witnesses or deponents, the Trust agrees to pay the Transfer Agent for the Transfer Agent’s time and expenses, as well as the fees and expenses of the Transfer Agent’s counsel, incurred in such production.

10.	CONFIDENTIALITY AND USE OF DATA

10.1
All information provided under this Agreement by a party (the “Disclosing Party”) to the other party (the “Receiving Party”) regarding the Disclosing Party’s business and operations shall be treated as confidential. Subject to Section 10.2 below, all confidential information provided under this Agreement by Disclosing Party shall be used, including disclosure to third parties, by the Receiving Party, or its agents or service providers, solely for the purpose of performing or receiving the services and discharging the Receiving Party’s other obligations under the Agreement or managing the business of the Receiving Party and its Affiliates (as defined in Section 10.2 below), including financial and operational management and reporting, risk management, legal and regulatory compliance and client service management. The foregoing shall not be applicable to any information (a) that is publicly available when provided or thereafter becomes publicly available, other than through a breach of this Agreement, (b) that is independently derived by the Receiving Party without the use of any information provided by the Disclosing Party in connection with this Agreement, (c) that is disclosed to comply with any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, (d) that is disclosed as required by operation of law or regulation or as required to comply with the requirements of any market infrastructure that the Disclosing Party or its agents direct the Transfer Agent or its Affiliates to employ (or which is required in connection with the holding or settlement of instruments included in the assets subject to this Agreement), or (e) where the party seeking to disclose has received the prior written consent of the party providing the information, which consent shall not be unreasonably withheld.

10.2
(i)    In connection with the provision of the services and the discharge of its other obligations under this Agreement, the Transfer Agent (which term for purposes of this Section 10.2 includes each of its parent company, branches and affiliates (“Affiliates”)) may collect and store information regarding the Trust or Fund and share such information with its Affiliates, agents and service providers in order and to the extent reasonably necessary (a) to carry out the provision of services contemplated under this Agreement and other agreements between the Trust and the Transfer Agent or any of its Affiliates and (b) to carry out management of its businesses, including, but not limited to, financial and operational management and reporting, risk management, legal and regulatory compliance and client service management.

(ii)    Subject to paragraph (iii) below, the Transfer Agent and/or its Affiliates (except those Affiliates or business divisions principally engaged in the business of asset management) may use any data or other information (“Data”) obtained by such entities in the performance of their services under this Agreement or any other agreement between the Trust and the Transfer Agent or one of its Affiliates, including Data regarding transactions and portfolio holdings relating to the Trust/Fund, and publish, sell, distribute or otherwise commercialize the Data; provided that, unless the Trust otherwise consents, Data is combined or aggregated with information relating to (a) other customers of the Transfer Agent and/or its Affiliates or (b)

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information derived from other sources, in each case such that any published information will be displayed in a manner designed to prevent attribution to or identification of such Data with the Trust/Fund. The Trust agrees that the Transfer Agent and/or its Affiliates may seek to profit and realize economic benefit from the commercialization and use of the Data, that such benefit will constitute part of the Transfer Agent’s compensation for services under this Agreement or such other agreement, and the Transfer Agent and/or its Affiliates shall be entitled to retain and not be required to disclose the amount of such economic benefit and profit to the Trust/Fund.
(iii)    Except as expressly contemplated by this Agreement, nothing in this Section 10.2 shall limit the confidentiality and data-protection obligations of the Transfer Agent and its Affiliates under this Agreement and applicable law. The Transfer Agent shall cause any Affiliate, agent or service provider to which it has disclosed Data pursuant to this Section 10.2 to comply at all times with confidentiality and data-protection obligations as if it were a party to this Agreement.

10.3
The Transfer Agent affirms that it has, and will continue to have throughout the term of this Agreement, procedures in place that are reasonably designed to protect the privacy of non-public personal consumer/customer financial information to the extent required by applicable laws, rules and regulations.

11.	EFFECTIVE PERIOD AND TERMINATION
This Agreement shall remain in full force and effect for an initial term ending five (5) years from the effective date (the “Initial Term”). After the expiration of the Initial Term, this Agreement shall automatically renew for successive one (1) year terms (each, a “Renewal Term”) unless a written notice of non-renewal is delivered by the non-renewing party no later than ninety (90) days prior to the expiration of the Initial Term or any Renewal Term, as the case may be. During the Initial Term and thereafter, either party may terminate this Agreement: (i) in the event of the other party’s material breach of a material provision of this Agreement that the other party has either failed to cure or failed to establish a remedial plan to cure that is reasonably acceptable, within 60 days’ written notice being given by the non-breaching party of such breach, (ii) in the event there are consistent breaches of established parameters in mutually agreed upon written service level agreement or (iii) in the event of the appointment of a conservator or receiver for the other party or upon the happening of a like event to the other party at the direction of an appropriate agency or court of competent jurisdiction. Upon termination of this Agreement pursuant to this paragraph with respect to the Trust or any Portfolio, the Trust or applicable Portfolio shall pay Transfer Agent its compensation due and shall reimburse Transfer Agent for its costs, expenses and disbursements.
In the event of: (i) the Trust’s termination of this Agreement with respect to the Trust or its Portfolio(s) for any reason other than as set forth in the immediately preceding paragraph or (ii) a transaction not in the ordinary course of business pursuant to which the Transfer Agent is not retained to continue providing services hereunder to the Trust or a Portfolio (or its respective successor), the Trust or applicable Portfolio shall pay the Transfer Agent its compensation due through the end of the then-current term (based upon the average monthly compensation previously earned by

Transfer Agent with respect to the Trust or such Portfolio for the previous twelve (12) month period) and shall reimburse the Transfer Agent for its costs, expenses and disbursements. Upon receipt of such payment and reimbursement, the Transfer Agent will deliver the Trust’s or such Portfolio’s records as set forth herein. For the avoidance of doubt, no payment will be required pursuant to clause (ii) of this paragraph in the event of any transaction such as (a) the liquidation or dissolution of the Trust or a Portfolio and distribution of the Trust’s or Portfolio’s assets as a result of the Board’s determination in its reasonable business judgment that the Trust or such Portfolio shall be liquidated or dissolved, (b) a merger of the Trust or a Portfolio into, or the consolidation of the Trust of a Portfolio with, another entity, or (c) the sale by the Trust or a Portfolio of all, or substantially all, of its assets to another entity.

Termination of this Agreement with respect to any one particular Portfolio shall in no way affect the rights and duties under this Agreement with respect to the Trust or any other Portfolio.

12.	ADDITIONAL PORTFOLIOS
In the event that the Trust establishes one or more series of Shares in addition to the Portfolios listed on the attached Schedule A, with respect to which the Trust desires to have the Transfer Agent render services as transfer agent under the terms hereof, it shall so notify the Transfer Agent in writing, and if the Transfer Agent agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.

13.	ASSIGNMENT

13.1
Neither this Agreement nor any rights or obligations hereunder may be assigned by (a) the Trust without the written consent of the Transfer Agent or (b) the Transfer Agent without the written consent of each applicable Fund, except that the Transfer Agent may assign this Agreement to an affiliate of the Transfer Agent. Any attempt to do so in violation of this Section shall be void. Unless specifically stated to the contrary in any written consent to an assignment, no assignment will release or discharge the assignor from any duty or responsibility under this Agreement.

13.2
Except as explicitly stated elsewhere in this Agreement, nothing under this Agreement shall be construed to give any rights or benefits in this Agreement to anyone other than the Transfer Agent and the Trust and the Portfolios, and the duties and responsibilities undertaken pursuant to this Agreement shall be for the sole and exclusive benefit of the Transfer Agent and the Trust and the Portfolios. This Agreement shall inure to the benefit of, and be binding upon, the parties and their respective permitted successors and assigns.

13.3
This Agreement does not constitute an agreement for a partnership or joint venture between the Transfer Agent and the Trust. Other than as provided in Section 14.16, neither party shall make any commitments with third parties that are binding on the other party without the other party’s prior written consent.

25504021.1.BUSINESS

14.	MISCELLANEOUS

14.1	Amendment. This Agreement may be amended by a written agreement executed by both parties.

14.2
Governing Law. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of New York without giving effect to any conflicts of law rules thereof. The obligations of the Trust (or particular series or class thereof) entered into in the name or on behalf thereof by any Trustee, representative or agent of the Trust (or particular series or class thereof) are made not individually, but in such capacities, and are not binding upon any past, present or future Trustee, shareholder, representative or agent of the Trust (or particular series or class thereof) personally, but bind only the assets of the Trust (or particular series or class thereof), and all persons dealing with any series and/or class of shares of the Trust must look solely to the assets of the Trust belonging to such series and/or class for the enforcement of any claims against the Trust (or particular series or class thereof).

The execution and delivery of this Agreement have been authorized by the Trustees, and this Agreement has been signed and delivered by an authorized officer of the Trust, acting as such, and neither such authorization by the Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust (or particular series or class thereof) as provided in the Trust’s charter.

14.3
Force Majeure. The Transfer Agent shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, work stoppage, power or other mechanical failure, computer virus, natural disaster, governmental action, communication disruption or other similar force majeure events or acts (provided, however, the occurrence of such an event shall not excuse or modify the Transfer Agent’s obligations with respect to business continuity and disaster recovery procedures as set forth in Section 14.5).

14.4
Data Protection. The Transfer Agent will implement and maintain a comprehensive written information security program that contains appropriate security measures to safeguard the personal information of the Trust’s shareholders, employees, directors and/or officers that the Transfer Agent receives, stores, maintains, processes or otherwise accesses in connection with the provision of services hereunder. For these purposes, “personal information” shall mean (i) an individual’s name (first initial and last name or first name and last name), address or telephone number plus (a) social security number, (b) drivers license number, (c) state identification card number, (d) debit or credit card number, (e) financial account number or (f) personal identification number or password that would permit access to a person’s account or (ii) any combination of the foregoing that would allow a person to log onto or access an individual’s account. Notwithstanding the foregoing “personal information” shall not include information that is lawfully obtained from publicly available information, or from federal, state or local government records lawfully made available to the general public.

14.5
Business Continuity. The Transfer Agent shall implement and maintain disaster recovery and business continuity procedures that are reasonably designed to recover data processing systems, data communications facilities, information, data and other business related functions of the Transfer Agent in a manner and time frame consistent with legal, regulatory and business requirements applicable to the Transfer Agent in its provision of services hereunder. In the event of any disaster which causes a business interruption, the Transfer Agent shall act in accordance with it Standard of Care and take reasonable steps to minimize service interruptions.

14.6
Survival. All provisions regarding indemnification, warranty, liability, and limits thereon, and confidentiality and/or protections of proprietary rights and trade secrets shall survive the termination of this Agreement.

14.7
Severability. If any provision or provisions of this Agreement shall be held invalid, unlawful, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired.

14.8
Priorities Clause. In the event of any conflict, discrepancy or ambiguity between the terms and conditions contained in this Agreement and any schedules or attachments hereto, the terms and conditions contained in this Agreement shall take precedence.

14.9
Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement or the failure of a party hereto to exercise or any delay in exercising any right or remedy under this Agreement shall not constitute a waiver of any such term, right or remedy or a waiver of any other rights or remedies, and no single or partial exercise of any right or remedy under this Agreement shall prevent any further exercise of the right or remedy or the exercise of any other right or remedy. Any waiver must be in writing signed by the waiving party.

14.10
Entire Agreement. This Agreement and any schedules, exhibits, attachments or amendments hereto constitute the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

14.11
Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Agreement. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document

25504021.1.BUSINESS

format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

14.12
Reproduction of Documents. This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

14.13
Notices. Any notice instruction or other instrument required to be given hereunder will be in writing and may be sent by hand, or by facsimile transmission, or overnight delivery by any recognized delivery service, to the parties at the following address or such other address as may be notified by any party from time to time:

(a)    If to Transfer Agent, to:
STATE STREET BANK AND TRUST COMPANY
Attention: Transfer Agency Compliance
One Heritage Drive Building
1 Heritage Drive
Mail Stop OHD0100
North Quincy MA 02171

With a copy to:

STATE STREET BANK AND TRUST COMPANY
Legal Division – Global Services Americas
One Lincoln Street
Boston, MA  02111
Attention:  Senior Vice President and Senior Managing Counsel

(b)    If to the Trust, to:

VANECK VECTORS ETF TRUST
666 Third Avenue
New York, NY 10017
Attn: John Crimmins, Treasurer
Telephone: (212) 293-2119
Email: legalnotices@vaneck.com

14.14	Interpretive and Other Provisions. In connection with the operation of this Agreement, the Transfer Agent and the Trust on behalf of each of the Funds, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by all parties, provided that no such interpretive or additional provisions shall contravene any applicable laws or regulations or any provision of the Trust’s governing documents. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

14.15
Reports. Upon reasonable request of the Trust, the Transfer Agent shall provide the Trust with a copy of the Transfer Agent’s Service Organizational Control (SOC) 1 reports prepared in accordance with the requirements of AT section 801, Reporting on Controls at a Service Organization (formerly Statement on Standards for Attestation Engagements (SSAE) No. 16). The Transfer Agent shall use commercially reasonable efforts to provide the Trust with such reports as the Trust may reasonably request or otherwise reasonably require to fulfill its duties under Rule 38a-1 of the 1940 Act or similar legal and regulatory requirements.

14.16
Delegation. The Transfer Agent shall retain the right to employ agents, subcontractors, consultants and other third parties, including, without limitation, affiliates (each, a “Delegate” and collectively, the “Delegates”) to provide or assist it in the provision of any part of the services stated herein or the discharge of any other obligations or duties under this Agreement without the consent or approval of the Trust. The Transfer Agent shall be responsible for the acts and omissions of any such Delegate so employed as if the Transfer Agent had committed such acts and omissions itself. The Transfer Agent shall be responsible for the compensation of its Delegates.

[Remainder of Page Intentionally Left Blank]

25504021.1.BUSINESS

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

STATE STREET BANK AND TRUST COMPANY
By:
	Name:	Andrew Erickson
	Title:	Executive Vice President

VANECK VECTORS ETF TRUST
By:
Name:
Title:

Schedule A

LIST OF PORTFOLIOS AND EXEMPT CAYMAN SUBSIDIARIES THEREOF

VanEck Vectors ETF Trust

VanEck Vectors Fallen Angel High Yield Bond ETF
VanEck Vectors Investment Grade Floating Rate ETF
VanEck Vectors Africa Index ETF
VanEck Vectors Brazil Small-Cap ETF
VanEck Vectors ChinaAMC CSI 300 ETF
VanEck Vectors ChinaAMC SME-ChiNext ETF
VanEck Vectors Egypt Index ETF
VanEck Vectors India Small-Cap Index ETF
VanEck Vectors Indonesia Index ETF
VanEck Vectors Israel ETF
VanEck Vectors Russia ETF
VanEck Vectors Russia Small-Cap ETF
VanEck Vectors Vietnam ETF
VanEck Vectors BDC Income ETF
VanEck Vectors High Income Infrastructure MLP EF
VanEck Vectors High Income MLP ETF
VanEck Vectors Mortgage REIT Income ETF
VanEck Vectors Preferred Securities ex Financials ETF
VanEck Vectors NDR CMG Long/Flat Allocation ETF
VanEck Vectors Real Asset Allocation ETF
VanEck Vectors Agribusiness ETF
VanEck Vectors Coal ETF
VanEck Vectors Low Carbon Energy ETF
VanEck Vectors Gold Miners ETF
VanEck Vectors Junior Gold Miners ETF
VanEck Vectors Natural Resources ETF
VanEck Vectors Oil Refiners ETF
VanEck Vectors Oil Services ETF
VanEck Vectors Rare Earth/Strategic Metals ETF
VanEck Vectors Steel ETF
VanEck Vectors Unconventional Oil & Gas ETF
VanEck Vectors Unranium+Nuclear Energy ETF
VanEck Vectors Biotech ETF
VanEck Vectors Environmental Services ETF
VanEck Vectors Gaming ETF
VanEck Vectors Pharmaceutical ETF
VanEck Vectors Retail ETF

23679947.4. BUSINESS

VanEck Vectors Semiconductor ETF
VanEck Vectors ChinaAMC China Bond ETF
VanEck Vectors Emerging Markets Aggregate Bond ETF
VanEck Vectors Emerging Markets High Yield Bond ETF
VanEck Vectors Green Bond ETF
VanEck Vectors International High Yield Bond ETF
VanEck Vectors J.P. Morgan EM Local Currency Bond ETF
VanEck Vectors AMT-Free Intermediate Municipal Index ETF
VanEck Vectors AMT-Free Long Municipal Index ETF
VanEck Vectors AMT-Free Short Municipal Index ETF
VanEck Vectors CEF Municipal Income ETF
VanEck Vectors High-Yield Municipal Index ETF
VanEck Vectors Short High-Yield Municipal Index ETF
VanEck Vectors Morningstar International Moat ETF
VanEck Vectors Morningstar Wide Moat ETF
VanEck Vectors Morningstar Durable Dividend ETF
VanEck Vectors Global Wide Moat ETF
VanEck Vectors Video Gaming & eSports ETF
VanEck Vectors Municipal Allocation ETF

Cayman Subsidiaries
Real Asset Allocation Subsidiary (Parent: VanEck Vectors Real Asset Allocation ETF)

Exhibit A

FORM OF EQUITY AND FIXED INCOME PARTICIPANT AGREEMENTS

PARTICIPANT AGREEMENT
EQUITY FUNDS
VANECK VECTORS ETF TRUST
This Participant Agreement (this “Agreement”) is entered into between Van Eck Securities Corporation (the “Distributor”), ________________________ (the “Participant”) and State Street Bank and Trust Company (the “Transfer Agent”). The Transfer Agent serves as the transfer agent of the VanEck Vectors ETF Trust (the “Trust”) and is an Index Receipt Agent as that term is defined in the rules of the National Securities Clearing Corporation (“NSCC”). The Distributor, the Transfer Agent and the Participant acknowledge and agree that the Trust shall be a third-party beneficiary of the Agreement and shall receive the benefits contemplated by the Agreement to the extent specified herein. The Distributor has been retained to provide certain services with respect to acting as principal underwriter of the Trust in connection with the creation and distribution of shares of beneficial interest (“Shares” or “Trust Shares”) of each series of the Trust (each a “Fund”) set forth on Schedule I attached hereto (as may be amended from time to time). As specified in the Trust’s Prospectus and Statement of Additional Information incorporated therein (together, the “Prospectus”) included as part of its Registration Statement as amended on Form N-1A, Trust Shares may be created or redeemed only in aggregations of Shares as identified in the Prospectus for each Fund, referred to therein and herein as a “Creation Unit.” Capitalized terms not otherwise defined herein are used herein as defined in the Prospectus.
This Agreement is intended to set forth certain premises and the procedures by which the Participant may create and/or redeem Creation Units (i) through the Continuous Net Settlement (“CNS”) clearing processes of NSCC as such processes have been enhanced to effect creations and redemptions of Creation Units, such processes being referred to herein as the “Trust’s Clearing Process,” or (ii) outside the Trust’s Clearing Process (i.e., through the facilities of the Depository Trust Company (“DTC”)). The parties hereto in consideration of the premises and of the agreements contained herein agree as follows:
1.STATUS OF PARTICIPANT. The Participant hereby represents, covenants and warrants that (i) with respect to orders for the creation or redemption of Creation Units by means of the Trust’s Clearing Process, it is a member of NSCC and a participant in the CNS System of NSCC (as defined in the Trust’s Prospectus, a “Participating Party”); and (ii) with respect to orders for the creation or redemption of Creation Units outside the Trust’s Clearing Process, it is a DTC Participant (as defined in the Trust’s Prospectus, a “DTC Participant”). The Participant may place orders for the creation or redemption of Creation Units either through the Trust’s Clearing Process or outside the Trust’s Clearing Process, subject to the procedures for creation and redemption referred to in Sections 2 and 3 of this Agreement and the procedures described in Attachment A hereto. Any change in the foregoing status of the Participant shall terminate this Agreement, and the Participant shall give prompt notice to the Distributor and the Transfer Agent of such change.
The Participant further represents that it is a broker-dealer registered with the Securities and Exchange Commission (the “SEC”) and a member of the Financial Industry Regulatory Authority (“FINRA”) or is exempt from or otherwise not required to be licensed as a broker-dealer or a member of FINRA. The Participant is qualified to act as a broker or dealer, or is otherwise exempt from such registration or license, as required according to all applicable laws of the states or other jurisdictions in which the Participant transacts business. The Participant is a qualified institutional buyer as defined in Rule 144A under the U.S. Securities Act of 1933, as amended. The Participant agrees to conform to the NASD Conduct Rules (or to comparable FINRA Conduct Rules, if such NASD Conduct Rules are subsequently renamed, repealed, rescinded or are otherwise replaced by FINRA Conduct Rules) if it is a member of FINRA and the securities laws of any jurisdiction to the extent such laws, rules and regulations relate to the Participant’s transactions in, and activities with respect to the Shares.
2.    EXECUTION OF ORDERS. All orders for the creation or redemption of Creation Units shall be handled in accordance with the terms of the Trust’s Prospectus, and the procedures described in Attachment A to this Agreement. In the event the procedures include the use of recorded telephone lines, the Participant hereby consents to such use. The Trust reserves the right to issue additional or other procedures relating to the manner of creating or redeeming Creation Units, and the Participant, the Distributor and the Transfer Agent agree to comply with such procedures as may be issued from time to time as described in the Prospectus, upon reasonable notice thereof.
3.    NSCC. Solely with respect to orders for the creation or redemption of Creation Units through the Trust’s Clearing Process, the Participant as a Participating Party hereby authorizes the Transfer Agent to transmit to NSCC on behalf of the Participant such instructions, including share and cash amounts as are necessary with respect to the creation and redemption of Creation Units consistent with the instructions issued by the Participant to the Trust telephone representative identified in Attachment A hereto (the “Trust Representative”). The Participant agrees to be bound by the terms of such instructions issued by the Transfer Agent and reported to NSCC as though such instructions were issued by the Participant directly to NSCC.
With respect to any order for the redemption of Creation Units, the Participant acknowledges and agrees on behalf of itself and any party for which it is acting (regardless of its capacity) to use commercially reasonable efforts to return to the Trust any dividend, distribution or other corporate action paid or credited to the Participant or to the party for which it is acting in respect of any Deposit Security that is transferred to the Participant or any party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the Fund. With respect to any orders for the redemption of Creation Units, the Participant also acknowledges and agrees on behalf of itself and any party for which it is acting (regardless of its capacity) that the Trust is entitled to reduce the amount of money or other proceeds due to the Participant or any party for which it is acting by an amount equal to any dividend, distribution or other corporate action that is scheduled to be paid or credited or has been paid or credited to the Participant or to the party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, should be paid to the Fund. With respect to any order for the creation of Creation Units, the Trust acknowledges and agrees to return to the Participant or any party for which it is acting any dividend, distribution or other corporate action paid or credited to the Fund in respect of any Deposit Security that is transferred to the Fund that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the Participant or any party for which it is acting.
4.    CREATION AND REDEMPTION PROCESS. If creations and redemptions pursuant to this Agreement are on an in-kind basis, the Participant understands and acknowledges that the Transfer Agent will not effect a creation or redemption (issuing a Creation Unit Aggregation of Shares in the case of a creation, transferring Deposit Securities in the case of a redemption) until it has received confirmation of receipt of the Participant’s incoming security transfer through the NSCC or DTC.
5.    DEPOSIT SECURITIES. The Participant understands that the number and names of the designated portfolio of Deposit Securities (when applicable) and relevant cash amounts to purchase a Creation Unit (i.e., a “Portfolio Deposit”) for each Fund will be made available each day that the applicable exchange is open for trading through the facilities of the NSCC. The Participant will not be responsible for errors in the information relating to the Deposit Securities to be included in the current Portfolio Deposit to be transmitted through the facilities of the NSCC in connection with creation or redemption transactions that are caused by the Trust, the Distributor or the Transfer Agent.

6.    ROLE OF PARTICIPANT. The Participant acknowledges and agrees that, for all purposes of this Agreement, the Participant will be deemed to be an independent contractor and shall have no authority in any matter or in any respect to act as agent of the Distributor, the Transfer Agent or the Trust.
(a)    The Participant, as a DTC Participant, agrees that it shall be bound by all of the obligations of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Prospectus.
(b)    The Participant agrees (i) subject to any privacy obligations or other obligations arising under the federal or state securities laws it may have to its customers, to assist the Distributor in ascertaining certain information regarding sales of Trust Shares made by or through Participant upon the request of the Trust or the Distributor necessary for the Funds to comply with their obligations to distribute information to their shareholders as may be required from time to time under applicable state or federal securities laws, (ii) to deliver Prospectuses if such delivery is required by applicable law; and (iii) at the request of the Distributor, to deliver proxy material, annual and other reports of the Funds or other similar information that the Funds are obligated to deliver to their shareholders to the Participant’s customers that custody Shares with the Participant, after receipt from the Funds or the Distributor of sufficient quantities to allow mailing thereof to such customers. The Distributor agrees that the names and addresses and other information concerning Participant’s customers are and shall remain the sole property of the Participant and none of the Distributor, the Trust or any of their respective affiliates shall use such names, addresses or other information concerning Participant’s customers for any purpose except in connection with the performance of their duties and responsibilities hereunder and except for servicing and informational mailings described in this clause (b) of Section 6, or as may otherwise be required by applicable law.
(c)    The Participant affirms that it has procedures in place reasonably designed to protect the privacy of non-public personal consumer/customer financial information to the extent required by applicable law, rule and regulation.
(d)    The Participant represents that it has policies, procedures and internal controls in place that are reasonably designed to comply with applicable anti-money laundering laws and regulations, including applicable provisions of the USA Patriot Act of 2001 and the regulations administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control. To the extent required and permissible by applicable law, rule or regulation, the Participant will cooperate with and provide assistance to the Trust and the Distributor, which may include providing the Trust and Distributor with additional information regarding transactions in Shares when required to do so under applicable law, rule, court order or by an administrative or regulatory entity. Notwithstanding anything in the foregoing to the contrary, the Participant’s obligations under this clause (d) shall be subject to any privacy or other duties the Participant may have to its customers arising under federal or state securities laws.
(e)    The Participant represents that from time to time it may be a Beneficial Owner (as that term is defined in Rule 16a-1(a)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”)) of Shares. To the extent that it is a Beneficial Owner of Shares, the Participant agrees to irrevocably appoint the Distributor as its attorney and proxy with full authorization and power to vote (or abstain from voting) its beneficially owned Shares. The Distributor, as attorney and proxy for the Participant under this Section 6(e), (i) is hereby given full power of substitution and revocation; (ii) may act through such agents, nominees or attorneys as it may appoint from time to time; and (iii) may provide voting instructions to such agents, nominees or substitute attorneys.
7.    PARTICIPANT REPRESENTATIONS.
(a)    The Participant represents, warrants and agrees that it will not make, in connection with any sale or solicitation of a sale of Shares, any representations concerning the Funds, the Creation Units or the Shares other than those consistent with the Trust’s then current Prospectus or any promotional or sales literature furnished to the Participant by the Distributor or the Trust, or any such materials permitted by clause (b) of this Section 7.
(b)    The Participant agrees not to furnish or cause to be furnished by Participant or its employees to any person or display or publish any information or materials relating to the Funds (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials, but not including any materials prepared and used for Participant’s internal use only or brokerage communications prepared by Participant in the normal course of its business and consistent with the Trust’s then current Prospectus and in accordance with applicable laws and regulations) (“Marketing Materials”), except such Marketing Materials as may be furnished to the Participant by the Distributor or the Trust and such other Marketing Materials as are consistent with the Trust’s then current Prospectus and have been approved by the Distributor in writing prior to use; provided that such Marketing Materials clearly indicate that such Marketing Materials are prepared and distributed by Participant. All Marketing Materials prepared by the Participant shall be filed with FINRA or the SEC, as applicable, by the Participant (if such filing is required by applicable FINRA or SEC rules), and shall comply with all applicable rules and regulations of FINRA and the SEC.
(c)    The Participant understands that the Trust will not be advertised or marketed as an open-end investment company, i.e., as a mutual fund, which offers redeemable securities, and that any advertising materials will prominently disclose that Shares are redeemable only in Creation Unit size by or through an authorized participant as described in the relevant Fund’s Prospectus. In addition, the Participant understands that any advertising material that addresses redemptions of Shares, including the Prospectus, will disclose that the owners of Shares may acquire Shares and tender Shares for redemption to the Fund in Creation Unit aggregations only.
(d)    Notwithstanding anything to the contrary in this Agreement, the Participant and its affiliates may, without the approval of any other party, prepare and circulate in the regular course of their businesses research, reports and other similar materials that include information, opinions or recommendations relating to Trust Shares; provided that such materials comply with applicable FINRA and SEC rules.
8.    TITLE TO SECURITIES: RESTRICTED SHARES. The Participant represents on behalf of itself and any party for which it acts that upon delivery of a portfolio of Deposit Securities to the Trust’s custodian, the Trust will acquire good and unencumbered title to such securities, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims, including, without limitation, any restriction upon the sale or transfer of such securities imposed by (i) any agreement or arrangement entered into by the Participant or any party for which it is acting in connection with a transaction to purchase Shares or (ii) any provision of the Securities Act of 1933, as amended (the “Securities Act”), and any regulations thereunder (except that portfolio securities of issuers other than U.S. issuers shall not be required to have been registered under the Securities Act if exempt from such registration), or of the applicable laws or regulations of any other applicable jurisdiction and (iii) no such securities are “restricted securities” as such term is used in Rule 144(a)(3)(i) promulgated under the Securities Act.
9.    SUB-CUSTODIAN ACCOUNT. The Participant understands and agrees that, in the case of each Fund, the Trust has caused the Trust’s custodian, State Street Bank and Trust Company, to maintain with the applicable sub-custodian, if any, for such Fund an account in each relevant foreign jurisdiction to which the Participant shall deliver or cause to be delivered in connection with the creation of a Creation Unit aggregation the Deposit Securities not subject to settlement in the United States and any other applicable cash amounts (or the cash value of all or a part of such securities, in the case of a permitted or required cash purchase or “cash in lieu” amount) on behalf of itself or any other party for which it is acting (regardless of its capacity), with any appropriate adjustments as advised by the Trust, in accordance with the terms and conditions applicable to such account in such jurisdiction.
10.    TRANSACTION FEES. In connection with the creation or redemption of Creation Units in a Fund, the Transfer Agent shall charge, and the Participant agrees to pay to the Transfer Agent, the Transaction Fees prescribed in the Trust’s Prospectus with respect to such Fund. The Transaction Fees may be waived or otherwise adjusted from time to time subject to the provisions relating thereto and any limitations as prescribed in the Prospectus and/or Attachment A hereto.
11.    AUTHORIZED PERSONS. Concurrently with the execution of this Agreement and as requested from time to time, the Participant shall deliver to the Distributor and the Transfer Agent, executed by a duly authorized person, a certificate setting forth the names and signatures of all persons authorized to give instructions relating to activity contemplated hereby or any other notice, request or instruction on behalf of the Participant (each, an “Authorized Person”). Such certificate may be accepted and relied upon by the Distributor and the Transfer Agent as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until receipt by the Distributor and the Transfer Agent of a superseding certificate bearing a subsequent date. The Transfer Agent shall issue to each Authorized Person a unique personal identification number (“PIN Number”) by which such Authorized Person and the Participant shall be identified and instructions issued by the Participant hereunder shall be authenticated. Upon the termination or revocation of authority of such Authorized Person by the Participant, the Participant shall give prompt written notice of such fact to the Distributor and the Transfer Agent and such notice shall be effective upon receipt by both the Distributor and the Transfer Agent. The Transfer Agent and Distributor shall assume that all instructions issued to them using a PIN Number have been properly placed by an Authorized Person. Neither the Distributor nor the Transfer Agent shall have any obligation to verify that an order is being placed by an Authorized Person.
12.    REDEMPTION. The Participant represents and warrants that it or its client, as the case may be, will not obtain a Submission Number (as defined in Attachment A) from the Transfer Agent for the purpose of redeeming a Creation Unit unless it (a) owns or has the right or authority to tender for redemption the requisite number of Trust Shares of any Fund to be redeemed and (b) such Trust Shares have not been loaned or pledged to another party nor are the subject of a repurchase agreement, securities lending agreement or such other arrangement which, under the circumstances, would preclude the delivery of such Trust Shares to the Transfer Agent in accordance with the Prospectus or otherwise required by the Trust.
13.    BENEFICIAL OWNERSHIP. The Participant represents and warrants to the Distributor, the Transfer Agent and the Trust that (i) it does not hold 80 percent (80%) or more of outstanding Trust Shares of such Fund or (ii) if it does hold 80 percent (80%) or more of outstanding Trust Shares of such Fund that such a circumstance would not cause the Trust to have a basis in the Deposit Securities deposited with the Trust different from the fair market value of such Deposit Securities on the date of such deposit, pursuant to Section 351 of the Internal Revenue Code of 1986, as amended. The Transfer Agent may request information from the Participant regarding Trust Share ownership to the extent necessary to make a determination regarding ownership of 80 percent (80%) or more of outstanding Trust Shares of any Fund by a Beneficial Owner as a condition to the acceptance of a Portfolio Deposit.
14.    INDEMNIFICATION. This Section 14 shall survive the termination of this Agreement.
(a)    The Participant hereby agrees to indemnify and hold harmless the Distributor in its capacity as principal underwriter, the Trust, the Transfer Agent, their respective affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the Securities Act (each an “Indemnified Party”) from and against any loss, liability, cost and expense (including reasonable attorneys’ fees) incurred by such Indemnified Party as a result of (i) any breach by the Participant of any provision of this Agreement that relates to the Participant; (ii) any failure on the part of the Participant to perform any of its obligations set forth in the Agreement; (iii) any failure by the Participant to comply with applicable laws, including rules and regulations of self-regulatory organizations, to the extent the foregoing relates to the Participant’s transactions in, and activities with respect to, Shares, except that the Participant shall not be required to indemnify an Indemnified Party to the extent that such failure was caused by Participant’s adherence to instructions given or representations made by the Distributor, the Transfer Agent or any Indemnified Party, as applicable; or (iv) actions of such Indemnified Party in reasonable reliance upon any instructions issued in accordance with Attachment A (as it may be amended from time to time) and reasonably believed by the Distributor or the Transfer Agent, as applicable, to be genuine and to have been given by the Participant. With respect to (i) through (iii) above, Indemnified Party’s failure to promptly acknowledge Participant’s breach of, failure to perform or failure to comply with, the terms of this Agreement shall not negate the foregoing indemnification.
(b)    The Distributor hereby agrees to indemnify and hold harmless the Participant, its respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the Securities Act (each an “Indemnified Party”) from and against any loss, liability, cost and expense (including reasonable attorneys’ fees) incurred by such Indemnified Party as a result of (i) any breach by the Distributor of any provision of this Agreement that relates to the Distributor; (ii) any failure on the part of the Distributor to perform any of its obligations set forth in this Agreement; (iii) any failure by the Distributor to comply with applicable laws, including rules and regulations of self-regulatory organizations in relation to its role as Distributor of the Funds, (iv) any untrue statements or omissions made in any promotional material or sales literature furnished to the Participant or otherwise approved in writing by the Trust or the Fund, (v) actions of such Indemnified Party in reasonable reliance upon any instructions issued in accordance with Attachment A (as it may be amended from time to time) and reasonably believed by the Participant to be genuine and to have been given by the Distributor, the Trust or the Fund; or (vi) any untrue statement or alleged untrue statement of a material fact contained in the registration statement of the Trust as originally filed with the SEC or in any amendment thereof, or in any Prospectus or any statement of additional information, or any amendment thereof or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. With respect to (i) through (iv) and (vi) above, Indemnified Party’s failure to promptly acknowledge any omission or untrue statement contained in such promotional material, sales literature, Prospectus or registration statement or Distributor’s breach of, failure to perform or failure to comply with, the terms of this Agreement shall not negate the foregoing indemnification.

(c)    Except to the extent that the Transfer Agent is to be indemnified as provided in this Section 14, no party to this Agreement shall be liable to the other party or to any other person for any damages arising out of mistakes or errors in data provided to such Indemnified Party by a third party, or out of interruptions or delays of electronic means of communications with the Indemnified Parties.
15.    LIMITATION OF LIABILITY.
(a)    The Distributor and the Transfer Agent undertake to perform such duties and only such duties as are expressly set forth herein as related to the Distributor and as set forth in the Transfer Agency Agreement as between the Trust and the Transfer Agent, or expressly incorporated herein by reference, and no implied covenants or obligations shall be applied against the Distributor or the Transfer Agent.
(b)    Except as otherwise provided herein, in the absence of bad faith, gross negligence or reckless or willful misconduct on its part, neither the Distributor nor the Transfer Agent shall be liable for any action taken, suffered or omitted or for any error of judgment made by either of them in the performance of their respective duties hereunder. Neither the Distributor nor the Transfer Agent shall be liable for any error of judgment made in good faith unless the party exercising such shall have been grossly negligent in ascertaining the pertinent facts necessary to make such judgment. Except as otherwise provided in this Agreement, in no event shall the Distributor or the Transfer Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if such parties have been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall the Distributor or the Transfer Agent be liable for the acts or omissions of DTC, NSCC or any other securities depository or clearing corporation.
(c)    Neither the Distributor nor the Transfer Agent shall be responsible or liable for any failure or delay in the performance of their obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; terrorism; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions.
(d)    In the absence of bad faith, gross negligence or willful misconduct, the Distributor and the Transfer Agent may conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any communication authorized hereby and upon any written or oral instruction, notice, request, direction or consent reasonably believed by them to be genuine and given by a party authorized hereunder to give such instructions.
(e)    The Transfer Agent may consult with counsel of its choice (provided such selection is made with reasonable care) and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
(f)    The Transfer Agent shall not be required to advance, expend or risk its own funds or otherwise incur in the performance of its duties hereunder, except as may be required as a result of its own gross negligence, willful misconduct or bad faith.

(g)    The Distributor and the Transfer Agent may perform their duties and exercise their rights hereunder as related to the Distributor and as set forth in the Transfer Agency Agreement as between the Trust and the Transfer Agent either directly or by or through agents or attorneys.
(h)    The provisions of this Section 15 shall not limit the scope of the indemnification set forth in Section 14(b).
16.    TRUST; DIRECT PROCEEDING AGAINST PARTICIPANT. The Participant and the Distributor understand and agree that the Trust is entitled and intends to proceed directly against the Participant in the event that the Participant fails to honor any of its obligations pursuant to this Agreement that benefit the Trust.
17.    ACKNOWLEDGMENT. The Participant acknowledges receipt of the Trust’s Prospectus and represents it has reviewed such document and understands the terms thereof.
18.    NOTICES. Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid registered or certified United States first class mail, return receipt requested, or by telex, telegram or facsimile or similar means of same day delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to the Transfer Agent shall be given or sent as follows: State Street Bank and Trust Company, PO Box 5049, Boston, MA 02206, Attn.: ETF Service Group. All notices to the Trust shall be given or sent as follows: VanEck Vectors ETF Trust, in care of State Street Bank and Trust Company, PO Box 5049, Boston, MA 02206, Attn.: ETF Service Group. All notices to the Participant and the Distributor shall be directed to the address or telephone, facsimile or telex numbers indicated below the signature line of such party, except in the case of communications by the Distributor or Transfer Agent to the Participant during the order creation or redemption process as detailed in Attachment A to this Agreement, especially the Distributor’s or Transfer Agent’s attempt to contact an Authorized Person of the Participant with respect to, among other things, ambiguous instructions, the suspension or cancellation of an order as discussed in Attachment A, Distributor and Transfer Agent agree to contact a representative of the ETF Trading Desk of the Participant.
19.    TERMINATION AND AMENDMENT. This Agreement shall become effective in this form as of the date accepted by the Transfer Agent and may be terminated at any time by any party upon thirty (30) days prior notice to the other parties (i) unless earlier terminated by the Transfer Agent in the event of a breach of this Agreement or the procedures described herein by the Participant or (ii) in the event that the Trust is terminated pursuant to the Trust Agreement. This Agreement supersedes any prior agreement between the parties with respect to the subject matter contained herein. This Agreement may be amended by the Transfer Agent from time to time by the following procedure. The Transfer Agent will mail a copy of the amendment to the Distributor and the Participant. For the purposes of this Agreement, mail will be deemed received by the recipient thereof upon the date that appears on a reasonably acceptable proof of receipt. If neither the Distributor nor the Participant objects in writing to the amendment within ten (10) business days after its receipt, the amendment will become part of this Agreement in accordance with its terms.
Titles and section headings are included solely for convenient reference and are not a part of this Agreement. This Agreement and Attachment A hereto, which is hereby incorporated herein by reference, constitute the entire agreement between the parties regarding the matters contained herein and may be amended or modified only by a written document signed by an authorized representative of each party.

20.    LIMITATIONS OF LIABILITY OF THE TRUSTEES AND SHAREHOLDERS. It is expressly acknowledged and agreed that the obligations of the Trust hereunder shall not be binding upon any of the shareholders, Trustees, officers, employees or agents of the Trust, personally.
21.    PROSPECTUS. The Distributor will provide to the Participant copies of the then current Prospectus and any printed supplemental information in reasonable quantities upon request. The Participant shall, upon reasonable request of the Trust, provide the Trust with sufficient documentation and other evidence that the Participant is providing Prospectuses and, where applicable, product descriptions, to the purchasers of any Shares. The Distributor represents, warrants and agrees that it will notify the Participant when a revised, supplemented or amended Prospectus for any Shares is available and deliver or otherwise make available to the Participant copies of such revised, supplemented or amended Prospectus at such time and in such numbers as to enable the Participant to comply with any obligation it may have to deliver such Prospectus to customers. As a general matter, the Distributor will make such revised, supplemented or amended Prospectus available to the Participant no later than its effective date. The Distributor shall be deemed to have complied with this Section 21 when the Participant has received such revised, supplemented or amended Prospectus by email at “____________________,” in printable form, with such number of hard copies to enable the Participant to comply with any obligation it may have to deliver such Prospectus to customers.
22.    COUNTERPARTS. This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all shall constitute but one and the same instrument.
23.    GOVERNING LAW. This Agreement and all transactions hereunder shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable New York conflict of laws principles) as to all matters, including matters of validity, construction, effect, performance and remedies. Each party hereto irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court, located in the Borough of Manhattan in such State, in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such party at such party’s address for purposes of notices hereunder. Each party hereto each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.
24.    ASSIGNMENT. No party hereto may assign its rights or obligations under this Agreement (in whole or in part) without the prior written consent of the other parties, which shall not be unreasonably withheld; provided, that any party may assign its rights and obligations hereunder (in whole, but not in part) without such consent to an entity acquiring all, or substantially all of its assets or business. Notwithstanding the aforementioned termination provisions, in the event that an entity acquires all or substantially all of Participant’s assets or business, the Distributor or Transfer Agent may elect within a limited period of time not to exceed thirty (30) days from the date upon which such acquisition was publicly announced to immediately terminate this Agreement.
25.    MUTUAL REPRESENTATIONS AND WARRANTIES. Each of the parties hereby represents and warrants to the other parties, that (i) it has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (ii) this Agreement is its legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent such enforcement may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights in general, or by general principles of equity; (iii) its entry into this Agreement and performance of the terms hereof has been duly authorized by it; and (iv) its entry into this Agreement and performance of its obligations hereunder and the transactions and activities contemplated hereby will not breach or conflict with any outstanding obligation, contractual or otherwise, to which it is subject, nor will the same violate any laws, rules or regulations of any governmental, judicial or self-regulatory authority or organization to which it is subject.
24.    SUCCESSORS AND ASSIGNS. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.
25.    SEVERANCE. If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supra national body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits, obligations, or expectations of the parties to this Agreement.
26.    NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

[signatures to follow]

IN WITNESS WHEREOF, the duly authorized representatives of the below parties hereto cause this participant agreement to be executed as of this ___ day of ______________, 20___.

VAN ECK SECURITIES CORPORATION
BY:    _______________________________
NAME:    _______________________________
TITLE:    _______________________________
ADDRESS:    666 Third Avenue, 9th Floor ________
New York, New York 10017
_______________________________
TELEPHONE:    (212) 293-2000
FACSIMILE:    _______________________________

PARTICIPANT’S NAME
BY:    _______________________________
NAME:    _______________________________
TITLE:    _______________________________
ADDRESS:

TELEPHONE:
With a copy to:
ADDRESS:

TELEPHONE:

STATE STREET BANK AND TRUST COMPANY,
AS TRANSFER AGENT
BY:    _______________________________
NAME:    _______________________________
TITLE:    _______________________________
ADDRESS:    PO Box 5049
Boston, MA 02206
TELEPHONE:    _______________________________
FACSIMILE:    _______________________________

SCHEDULE I
VanEck Vectors Africa Index ETF
VanEck Vectors Agribusiness ETF
VanEck Vectors Biotech ETF
VanEck Vectors Brazil Small-Cap ETF
VanEck Vectors ChinaAMC CSI 300 ETF
VanEck Vectors ChinaAMC SME-ChiNext ETF
VanEck Vectors Coal ETF
VanEck Vectors Egypt Index ETF
VanEck Vectors Environmental Services ETF
VanEck Vectors Gaming ETF
VanEck Vectors Low Carbon Energy ETF
VanEck Vectors Gold Miners ETF
VanEck Vectors India Small-Cap Index ETF
VanEck Vectors Indonesia Index ETF
VanEck Vectors Israel ETF
VanEck Vectors Junior Gold Miners ETF
VanEck Vectors High Income Infrastructure MLP ETF
VanEck Vectors High Income MLP ETF
VanEck Vectors Morningstar Durable Dividend ETF
VanEck Vectors Morningstar Global Wide Moat ETF
VanEck Vectors Morningstar International Moat ETF
VanEck Vectors Morningstar Wide Moat ETF
VanEck Vectors Natural Resources ETF
VanEck Vectors NDR CMG Long/Flat Allocation ETF
VanEck Vectors Oil Refiners ETF
VanEck Vectors Oil Services ETF
VanEck Vectors Pharmaceutical ETF
VanEck Vectors Rare Earth/Strategic Metals ETF
VanEck Vectors Real Asset Allocation ETF
VanEck Vectors Retail ETF
VanEck Vectors Russia ETF
VanEck Vectors Russia Small-Cap ETF
VanEck Vectors Semiconductor ETF
VanEck Vectors Steel ETF
VanEck Vectors Unconventional Oil & Gas ETF
VanEck Vectors Uranium + Nuclear Energy ETF
VanEck Vectors Vietnam ETF
VanEck Vectors Video Gaming and eSports ETF

ATTACHMENT A
This document supplements the Prospectus with respect to the procedures to be used by (i) the Transfer Agent and Distributor in processing orders for the purchase of Creation Units of a Fund (“Creation Orders”) and (ii) the Transfer Agent in processing orders redeeming Creation units of a Fund (“Redemption Orders,” and together with Creation Orders, “Orders”).
A Participant is required to have signed the Participant Agreement. Upon acceptance by the Trusts of the Participant Agreement, the Transfer Agent or Distributor, as the case may be, will assign a personal identification number (“PIN”) to each Authorized Person authorized to act for the Participant. This will allow a Participant through its Authorized Person(s) to place an order with respect to Creation Units.
TO PLACE AN ORDER FOR PURCHASE OR REDEMPTION OF CREATION UNITS
1.    Orders by Telephone.
a. Submission Number. Call to Receive a Submission Number. An Authorized Person for the Participant will call the telephone representative at the number listed on the applicable Fund’s order form (“Order Form”) not later than the cut-off time for placing Orders with the applicable Fund as set forth in the Order Form (the “Order Cut-Off Time”) to receive a Submission Number. Non-standard Orders generally must be arranged with a Trust in advance of Order placement. The Order Form (as may be revised from time to time) is incorporated into and made a part of this Agreement.
Upon verifying the authenticity of the caller (as determined by the use of the appropriate PIN) and the terms of the Order, the telephone representative will issue a unique Submission Number. All Orders with respect to the purchase or redemption of Creation Units are required to be in writing and accompanied by the designated Submission Number. Incoming telephone calls are queued and will be handled in the sequence received. Calls placed before the Order Cut-Off Time will be processed even if the call is taken after this cut-off time. ACCORDINGLY, DO NOT HANG UP AND REDIAL. INCOMING CALLS THAT ARE ATTEMPTED LATER THAN THE ORDER CUT-OFF TIME WILL NOT BE ACCEPTED.
NOTE THAT THE TELEPHONE CALL IN WHICH THE SUBMISSION NUMBER IS ISSUED INITIATES THE ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE ORDER. AN ORDER IS ONLY COMPLETED AND PROCESSED UPON RECEIPT OF WRITTEN INSTRUCTIONS VIA THE ORDER FORM CONTAINING THE DESIGNATED SUBMISSION NUMBER, AUTHORIZED INDIVIDUALS’ SIGNATURES AND TRANSMITTED BY FACSIMILE.
b. Place the Order. A Submission Number is only valid for a limited time. The Order Form for purchase or redemption of Creation Units must be sent by facsimile to the telephone representative within 20 minutes of the issuance of the Submission Number. In the event that the Order Form is not received within such time period, the telephone representative will attempt to contact the Participant to request immediate transmission of the Order. Unless the Order Form is received by the telephone representative upon the earlier of (i) within 15 minutes of contact with the Participant or (ii) 45 minutes after the Order Cut-Off Time, the Order will be deemed invalid.

c. Await Receipt of Confirmation.
(i)    Clearing Process. The Distributor (in the case of purchases) or the Transfer Agent (in the case of redemptions) shall issue a confirmation of Order acceptance within approximately 15 minutes of its receipt of an Order Form received in good form. In the event the Participant does not receive a timely confirmation from the Distributor or the Transfer Agent, it should contact the telephone representative at the business number indicated.
(ii)    Outside the Clearing Process. In lieu of receiving a confirmation of Order acceptance, the DTC Participant will receive an acknowledgment of Order acceptance. The DTC Participant shall deliver on settlement date the Deposit Securities and/or cash (in the case of purchases) or the Creation Unit size aggregation of Shares on trade date plus one (in the case of redemptions) to the applicable Trust through DTC. The Trust shall settle the transaction on the prescribed settlement date.
d. Ambiguous Instructions. In the event that an Order Form contains terms that differ from the information provided in the telephone call at the time of issuance of the Submission Number, the telephone representative will attempt to contact the Participant to request confirmation of the terms of the Order. If an Authorized Person confirms the terms as they appear in the Order Form then the Order will be accepted and processed. If an Authorized Person contradicts its terms, the Order will be deemed invalid and a corrected Order Form must be received by the telephone representative not later than the earlier of (i) within 15 minutes of such contact with the Participant or (ii) 45 minutes after the Order Cut-Off Time. If the telephone representative is not able to contact an Authorized Person, then the Order shall be accepted and processed in accordance with the terms of the Order Form notwithstanding any inconsistency from the terms of the telephone information. In the event that an Order Form contains terms that are illegible, as determined in the sole discretion of the Transfer Agent or Distributor (in the case of a Creation Order) or the Transfer Agent (in the case of a Redemption Order), the Order will be deemed invalid and will not be processed. A telephone representative will attempt to contact the Participant to request retransmission of the Order Form, and a corrected Order Form must be received by the telephone representative not later than the earlier of (i) within 15 minutes of such contact with the Participant or (ii) 45 minutes after the Order Cut-Off Time.
2.    Election to Place Orders by Internet.
a. General. Notwithstanding the foregoing provisions, Orders may be submitted through the Internet (“Web Order Site” or “Fund Connect”), but must be done so in accordance with the terms of this Agreement, the Prospectus, the Web Order Site, the State Street Fund Connect Buy-Side User Agreement (which must be separately entered into by the Participant) (the “Fund Connect Agreement”) and the applicable Fund Connect User Guide (or any successor documents). To the extent that any provision of this Agreement is inconsistent with any provision of any Fund Connect Agreement, the Fund Connect Agreement shall control with respect to State Street’s provision of the Web Order Site; provided, however, it is not the intention of the parties to otherwise modify the rights, duties and obligations of the parties under the Agreement, which shall remain in full force and effect until otherwise expressly modified or terminated in accordance with its terms. Notwithstanding the forgoing, the Participant acknowledges that references to the applicable Fund Connect User Guide (or any successor documents) contained herein are for instructional purposes only, and such Fund Connect User Guide (or any successor documents) does not contain any additional representations, warranties or obligations by the Trusts, the Transfer Agent, the Distributor or their respective agents.

b. Certain Acknowledgements. The Participant acknowledges and agrees (i) that the Trusts, the Transfer Agent, the Distributor and their respective agents may elect to review any Order placed through the Web Order Site manually before it is executed and that such manual review may result in a delay in execution of such Order; (ii) that during periods of heavy market activity or other times, it may be difficult to place Orders via the Web Order Site and the Participant may place Orders as otherwise set forth in Attachment A; and (iii) that any transaction information, content, or data downloaded or otherwise obtained through the use of the Web Order Site are done at the Participant’s own discretion and risk.

EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THE FUND CONNECT AGREEMENT AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE WEB ORDER SITE IS PROVIDED “AS IS,” “AS AVAILABLE” WITH ALL FAULTS AND WITHOUT ANY WARRANTY OF ANY KIND. SPECIFICALLY, WITHOUT LIMITING THE FOREGOING, ALL WARRANTIES, CONDITIONS, OTHER CONTRACTUAL TERMS, REPRESENTATIONS, INDEMNITIES AND GUARANTEES WITH RESPECT TO THE WEB ORDER SITE, WHETHER EXPRESS, IMPLIED OR STATUTORY, ARISING BY LAW, CUSTOM, PRIOR ORAL OR WRITTEN STATEMENTS BY THE TRUSTS, THE TRANSFER AGENT, THE DISTRIBUTOR OR THEIR RESPECTIVE AGENTS, AFFILIATES, LICENSORS OR OTHERWISE (INCLUDING, BUT NOT LIMITED TO AS TO TITLE, SATISFACTORY QUALITY, ACCURACY, COMPLETENESS, UNINTERRUPTED USE, NON-INFRINGEMENT, TIMELINESS, TRUTHFULNESS, SEQUENCE, COMPLETENESS, MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE AND ANY IMPLIED WARRANTIES, CONDITIONS AND OTHER CONTRACTUAL TERMS ARISING FROM TRADE USAGE, COURSE OF DEALING OR COURSE OF PERFORMANCE) ARE HEREBY OVERRIDDEN, EXCLUDED AND DISCLAIMED.
c. Election to Terminate Placing Orders by Internet. The Participant may elect at any time to discontinue placing Orders through the Web Order Site without providing notice under the Agreement.
3.    Acknowledgment Regarding Telephone and Internet Transactions. During periods of heavy market activity or other times, the Participant acknowledges it may be difficult to reach the Trusts by telephone or to transact business over the Internet via the Web Order Site. Technological irregularities may also make the use of the Internet and Web Order Site slow or unavailable at times. The Trusts may terminate the receipt of redemption or exchange Orders by telephone or the Internet at any time, in which case you may redeem or exchange Shares by other means.
4.    Purchase of Creation Units Without Receipt of Deposit Securities. Creation Units of the Fund may be purchased in advance of receipt by the applicable Trust of all or a portion of the applicable Deposit Securities, provided that the Participant deposits an initial deposit of cash with such Trust having a value greater than the net asset value of the Shares on the date the Order is placed in proper form. In addition to available Deposit Securities and cash that generally comprise a Creation Unit, cash must be deposited in an amount equal to 115% and 125% of the market value of any undelivered Deposit Securities (the “Additional Cash Deposit”) for VanEck Vectors ETF Trust. The Order shall be deemed to be received on the Business Day on which the Order is placed provided that the Order is placed in proper form prior to Order Cut-Off Time on such date and cash in the appropriate amount is deposited with the Custodian by 1:00 p.m. Eastern Time or such other time as designated by the Custodian on settlement date. If the Order is not placed in proper form by Order Cut-Off Time or federal funds in the appropriate amount are not received by 1:00 p.m. Eastern Time on settlement date, then the Order may be deemed to be rejected and the Participant shall be liable to the applicable Trust for losses, if any, resulting therefrom. An additional amount of cash shall be required to be deposited with the applicable Trust, pending delivery of the missing Deposit Securities to the extent necessary to maintain an amount of cash on deposit at least equal to 115% and 125% of the daily marked to market value of the missing Deposit Securities for VanEck Vectors ETF Trust, respectively. In the event that additional cash is not paid, such Trust may use the cash on deposit to purchase the missing Deposit Securities. The Participant will be liable to the applicable Trust for the costs incurred by such Trust in connection with any such purchases and the Participant shall be liable to the Trust for any shortfall between the cost to the Trust of purchasing any missing Deposit Securities and the value of the collateral. These costs will be deemed to include the amount by which the actual purchase price of the Deposit Securities exceeds the market value of such Deposit Securities on the day the Creation Order was deemed received by the Distributor plus the brokerage and related transaction costs associated with such purchases. The applicable Trust will return any unused portion of the Additional Cash Deposit once all of the missing Deposit Securities have been properly received by the Custodian or purchased by the Trust and deposited into the Trust. The applicable Trust shall charge and the Participant agrees to pay to the Trust the Transaction Fee and any additional fees prescribed in the Prospectus. The delivery of Creation Units of the Fund so created will occur no later than the prescribed settlement date following the day on which the Creation Order is deemed received by the Distributor.

[signatures to follow]

IN WITNESS WHEREOF, the Participant acknowledges that he or she has read the procedures relating to processing orders for the purchase or redemption of Creation Units of a Fund and agrees to comply with all such procedures. Failure to comply with the procedures will require the transaction to be rejected.
PARTICIPANT’S NAME
BY:    _______________________________
NAME:    _______________________________
TITLE:    _______________________________
ADDRESS:

TELEPHONE:

ACCEPTED BY:
STATE STREET BANK AND TRUST COMPANY,
AS TRANSFER AGENT
BY:    _______________________________
NAME:    _______________________________
TITLE:    _______________________________
ADDRESS:    PO Box 5049
Boston, MA 02206

ATTACHMENT B

AUTHORIZED PERSONS

VANECK VECTORS ETF TRUST

The following individuals are Authorized Persons pursuant to Section 11 of the Participant Agreement among Van Eck Securities Corporation (the “Distributor”), State Street Bank and Trust Company (the “Transfer Agent”) and

TBD
Participant Name                    NSCC #

NAME(1)	TITLE(1)	SIGNATURE(1)	TELEPHONE NUMBER(2)	E-MAIL ADDRESS(2)	CITY OF BIRTH(2)

Date:

Certified By (Signature):

Print Name:

Title:

00001257.10
16165698.6.BUSINESS
23679946.4.BUSINESS

PARTICIPANT AGREEMENT

VANECK VECTORS ETF TRUST

FIXED INCOME FUNDS
This Participant Agreement (this “Agreement”) is entered into between Van Eck Securities Corporation (the “Distributor”), ________________ (the “Participant”) and State Street Bank and Trust Company (the “Transfer Agent”). The Transfer Agent serves as the transfer agent of the VanEck Vectors ETF Trust (the “Trust”) and is an Index Receipt Agent as that term is defined in the rules of the National Securities Clearing Corporation (“NSCC”). The Distributor, the Transfer Agent and the Participant acknowledge and agree that the Trust shall be a third-party beneficiary of the Agreement and shall receive the benefits contemplated by the Agreement to the extent specified herein. The Distributor has been retained to provide certain services with respect to acting as principal underwriter of the Trust in connection with the creation and distribution of shares of beneficial interest (“Shares” or “Trust Shares”) of each series of the Trust (each a “Fund”) set forth on Schedule I attached hereto (as may be amended from time to time). As specified in the Trust’s Prospectus and Statement of Additional Information incorporated therein (together, the “Prospectus”) included as part of its Registration Statement as amended on Form N-1A, Trust Shares may be created or redeemed only in aggregations of Shares as identified in the Prospectus for each Fund, referred to therein and herein as a “Creation Unit.” Capitalized terms not otherwise defined herein are used herein as defined in the Prospectus.
This Agreement is intended to set forth certain premises and the procedures by which the Participant may create and/or redeem Creation Units through the Federal Reserve/Treasury Automated Debt Entry System maintained at the Federal Reserve Bank of New York (“Fed Book-Entry System”) and the Depository Trust Company (“DTC”). The parties hereto in consideration of the premises and of the agreements contained herein agree as follows:
1.Status of Participant. The Participant hereby represents, covenants and warrants that, with respect to orders for the creation or redemption of Creation Units by means of the Fed Book-Entry System and DTC, it is eligible to utilize the Fed Book-Entry System and is a Participant in DTC (as defined in the Trust’s Prospectus, a “DTC Participant”). The Participant may place orders for the creation or redemption of Creation Units through the Fed Book-Entry System and/or DTC or Euroclear, subject to the procedures for creation and redemption referred to in Sections 2 and 3 of this Agreement and the procedures described in Attachment A hereto. Any change in the foregoing status of the Participant shall terminate this Agreement, and the Participant shall give prompt notice to the Distributor and the Transfer Agent of such change. Transfers of securities settling through Euroclear or other foreign depositories may require Participant access to such facilities.
The Participant further represents that it is a broker-dealer registered with the Securities and Exchange Commission (the “SEC”) and a member of the Financial Industry Regulatory Authority (“FINRA”) or is exempt from or otherwise not required to be licensed as a broker-dealer or a member of FINRA. The Participant is qualified to act as a broker or dealer, or is otherwise exempt from such registration or license, as required according to all applicable laws of the states or other jurisdictions in which the Participant transacts business. The Participant is a qualified institutional buyer as defined in Rule 144A under the U.S. Securities Act of 1933, as amended. The Participant agrees to conform to the NASD Conduct Rules (or to comparable FINRA Conduct Rules, if such NASD Conduct Rules are subsequently renamed, repealed, rescinded or are otherwise replaced by FINRA Conduct Rules) if it is a member of FINRA and the securities laws of any jurisdiction to the extent such laws, rules and regulations relate to the Participant’s transactions in, and activities with respect to the Shares.
2.Execution of Orders. All orders for the creation or redemption of Creation Units shall be handled in accordance with the terms of the Trust’s Prospectus, and the procedures described in Attachment A to this Agreement. In the event the procedures include the use of recorded telephone lines, the Participant hereby consents to such use. The Trust reserves the right to issue additional or other procedures relating to the manner of creating or redeeming Creation Units, and the Participant, the Distributor and the Transfer Agent agree to comply with such procedures as may be issued from time to time as described in the Prospectus, upon reasonable notice thereof.
With respect to any order for the redemption of Creation Units, the Participant acknowledges and agrees on behalf of itself and any party for which it is acting (regardless of its capacity) to use commercially reasonable efforts to return to the Trust any dividend, distribution or other corporate action paid or credited to the Participant or to the party for which it is acting in respect of any Deposit Security that is transferred to the Participant or any party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the Fund. With respect to any orders for the redemption of Creation Units, the Participant also acknowledges and agrees on behalf of itself and any party for which it is acting (regardless of its capacity) that the Trust is entitled to reduce the amount of money or other proceeds due to the Participant or any party for which it is acting by an amount equal to any dividend, distribution or other corporate action that is scheduled to be paid or credited or has been paid or credited to the Participant or to the party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, should be paid to the Fund. With respect to any order for the creation of Creation Units, the Trust acknowledges and agrees to return to the Participant or any party for which it is acting any dividend, distribution or other corporate action paid or credited to the Fund in respect of any Deposit Security that is transferred to the Fund that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the Participant or any party for which it is acting.
3.Creation and Redemption Process. If creations and redemptions pursuant to this Agreement are on an in-kind basis, the Participant understands and acknowledges that the Transfer Agent will not effect a creation or redemption (issuing a Creation Unit Aggregation of Shares in the case of a creation, transferring Deposit Securities in the case of a redemption) until it has received confirmation of receipt of the Participant’s incoming security transfer through the Fed Book-Entry System, Euroclear or DTC in the case of a creation, and through Euroclear or DTC in the case of a redemption.
4.Deposit Securities and/or Relevant Cash Amounts. The Participant understands that the number and names of the designated portfolio of Deposit Securities (when applicable) and relevant cash amounts to purchase a Creation Unit (i.e., a “Portfolio Deposit”) for each Fund will be made available each day that the applicable exchange is open for trading through the facilities of the NSCC. The Participant will not be responsible for errors in the information relating to the Deposit Securities to be included in the current Portfolio Deposit to be transmitted through the facilities of the NSCC in connection with creation or redemption transactions that are caused by the Trust, the Distributor or the Transfer Agent.

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5.Role of Participant. The Participant acknowledges and agrees that, for all purposes of this Agreement, the Participant will be deemed to be an independent contractor and shall have no authority in any matter or in any respect to act as agent of the Distributor, the Transfer Agent or the Trust.
(a)    The Participant, as a DTC Participant, agrees that it shall be bound by all of the obligations of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Prospectus.
(b)    The Participant agrees (i) subject to any privacy obligations or other obligations arising under the federal or state securities laws it may have to its customers, to assist the Distributor in ascertaining certain information regarding sales of Trust Shares made by or through Participant upon the request of the Trust or the Distributor necessary for the Funds to comply with their obligations to distribute information to their shareholders as may be required from time to time under applicable state or federal securities laws, (ii) to deliver Prospectuses if such delivery is required by applicable law; and (iii) at the request of the Distributor, to deliver proxy material, annual and other reports of the Funds or other similar information that the Funds are obligated to deliver to their shareholders to the Participant’s customers that custody Shares with the Participant, after receipt from the Funds or the Distributor of sufficient quantities to allow mailing thereof to such customers. The Distributor agrees that the names and addresses and other information concerning Participant’s customers are and shall remain the sole property of the Participant and none of the Distributor, the Trust or any of their respective affiliates shall use such names, addresses or other information concerning Participant’s customers for any purpose except in connection with the performance of their duties and responsibilities hereunder and except for servicing and informational mailings described in this clause (b) of Section 5, or as may otherwise be required by applicable law.
(c)    The Participant affirms that it has procedures in place reasonably designed to protect the privacy of non-public personal consumer/customer financial information to the extent required by applicable law, rule and regulation.
(d)    The Participant represents that it has policies, procedures and internal controls in place that are reasonably designed to comply with applicable anti-money laundering laws and regulations, including applicable provisions of the USA Patriot Act of 2001 and the regulations administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control. To the extent required and permissible by applicable law, rule or regulation, the Participant will cooperate with and provide assistance to the Trust and the Distributor, which may include providing the Trust and Distributor with additional information regarding transactions in Shares when required to do so under applicable law, rule, court order or by an administrative or regulatory entity. Notwithstanding anything in the foregoing to the contrary, the Participant’s obligations under this clause (d) shall be subject to any privacy or other duties the Participant may have to its customers arising under federal or state securities laws.
(e)    The Participant represents that from time to time it may be a Beneficial Owner (as that term is defined in Rule 16a-1(a)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”)) of Shares. To the extent that it is a Beneficial Owner of Shares, the Participant agrees to irrevocably appoint the Distributor as its attorney and proxy with full authorization and power to vote (or abstain from voting) its beneficially owned Shares. The Distributor, as attorney and proxy for the Participant under this Section 5(e), (i) is hereby given full power of substitution and revocation; (ii) may act through such agents, nominees or attorneys as it may appoint from time to time; and (iii) may provide voting instructions to such agents, nominees or substitute attorneys.

6.Participant Representations. (%3) The Participant represents, warrants and agrees that it will not make, in connection with any sale or solicitation of a sale of Shares, any representations concerning the Funds, the Creation Units or the Shares other than those consistent with the Trust’s then current Prospectus or any promotional or sales literature furnished to the Participant by the Distributor or the Trust, or any such materials permitted by clause (b) of this Section 6.
(a)    The Participant agrees not to furnish or cause to be furnished by Participant or its employees to any person or display or publish any information or materials relating to the Funds (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials, but not including any materials prepared and used for Participant’s internal use only or brokerage communications prepared by Participant in the normal course of its business and consistent with the Trust’s then current Prospectus and in accordance with applicable laws and regulations) (“Marketing Materials”), except such Marketing Materials as may be furnished to the Participant by the Distributor or the Trust and such other Marketing Materials as are consistent with the Trust’s then current Prospectus and have been approved by the Distributor in writing prior to use; provided that such Marketing Materials clearly indicate that such Marketing Materials are prepared and distributed by Participant. All Marketing Materials prepared by the Participant shall be filed with FINRA or the SEC, as applicable, by the Participant (if such filing is required by applicable FINRA or SEC rules), and shall comply with all applicable rules and regulations of FINRA and the SEC.
(b)    The Participant understands that the Trust will not be advertised or marketed as an open-end investment company, i.e., as a mutual fund, which offers redeemable securities, and that any advertising materials will prominently disclose that Shares are redeemable only in Creation Unit size by or through an authorized participant as described in the relevant Fund’s Prospectus. In addition, the Participant understands that any advertising material that addresses redemptions of Shares, including the Prospectus, will disclose that the owners of Shares may acquire Shares and tender Shares for redemption to the Fund in Creation Unit aggregations only.
(c)    Notwithstanding anything to the contrary in this Agreement, the Participant and its affiliates may, without the approval of any other party, prepare and circulate in the regular course of their businesses research, reports and other similar materials that include information, opinions or recommendations relating to Trust Shares; provided that such materials comply with applicable FINRA and SEC rules.
7.Title to Securities: Restricted Securities. The Participant represents on behalf of itself and any party for which it acts that upon delivery of a portfolio of Deposit Securities to the Trust’s custodian, the Trust will acquire good and unencumbered title to such securities, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims, including, without limitation, any restriction upon the sale or transfer of such securities imposed by (i) any agreement or arrangement entered into by the Participant or any party for which it is acting in connection with a transaction to purchase Shares or (ii) any provision of the Securities Act of 1933, as amended (the “Securities Act”), and any regulations thereunder (except that portfolio securities of issuers other than U.S. issuers shall not be required to have been registered under the Securities Act if exempt from such registration), or of the applicable laws or regulations of any other applicable jurisdiction and (iii) no such securities are “restricted securities” as such term is used in Rule 144(a)(3)(i) promulgated under the Securities Act.
8.Sub-Custodian Account. The Participant understands and agrees that, in the case of each Fund, the Trust has caused the Trust’s custodian, State Street Bank and Trust Company, to maintain with the applicable sub-custodian, if any, for such Fund an account in each relevant foreign jurisdiction to which the

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Participant shall deliver or cause to be delivered in connection with the creation of a Creation Unit aggregation the Deposit Securities not subject to settlement in the United States and any other applicable cash amounts (or the cash value of all or a part of such securities, in the case of a permitted or required cash purchase or “cash in lieu” amount) on behalf of itself or any other party for which it is acting (regardless of its capacity), with any appropriate adjustments as advised by the Trust, in accordance with the terms and conditions applicable to such account in such jurisdiction.
9.Transaction Fees. In connection with the creation or redemption of Creation Units in a Fund, the Transfer Agent shall charge, and the Participant agrees to pay to the Transfer Agent, the Transaction Fees prescribed in the Trust’s Prospectus with respect to such Fund. The Transaction Fees may be waived or otherwise adjusted from time to time subject to the provisions relating thereto and any limitations as prescribed in the Prospectus and/or Attachment A hereto.
10.Authorized Persons. Concurrently with the execution of this Agreement and as requested from time to time, the Participant shall deliver to the Distributor and the Transfer Agent, executed by a duly authorized person, a certificate setting forth the names and signatures of all persons authorized to give instructions relating to activity contemplated hereby or any other notice, request or instruction on behalf of the Participant (each, an “Authorized Person”). Such certificate may be accepted and relied upon by the Distributor and the Transfer Agent as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until receipt by the Distributor and the Transfer Agent of a superseding certificate bearing a subsequent date. The Transfer Agent shall issue to each Authorized Person a unique personal identification number (“PIN Number”) by which such Authorized Person and the Participant shall be identified and instructions issued by the Participant hereunder shall be authenticated. Upon the termination or revocation of authority of such Authorized Person by the Participant, the Participant shall give prompt written notice of such fact to the Distributor and the Transfer Agent and such notice shall be effective upon receipt by both the Distributor and the Transfer Agent. The Transfer Agent and Distributor shall assume that all instructions issued to them using a PIN Number have been properly placed by an Authorized Person. Neither the Distributor nor the Transfer Agent shall have any obligation to verify that an order is being placed by an Authorized Person.
11.Redemption. The Participant represents and warrants that it or its client, as the case may be, will not obtain a Submission Number (as defined in Attachment A) from the Transfer Agent for the purpose of redeeming a Creation Unit unless it (a) owns or has the right or authority to tender for redemption the requisite number of Trust Shares of any Fund to be redeemed and (b) such Trust Shares have not been loaned or pledged to another party nor are the subject of a repurchase agreement, securities lending agreement or such other arrangement which, under the circumstances, would preclude the delivery of such Trust Shares to the Transfer Agent in accordance with the Prospectus or otherwise required by the Trust.
12.Beneficial Ownership. The Participant represents and warrants to the Distributor, the Transfer Agent and the Trust that (i) it does not hold 80 percent (80%) or more of outstanding Trust Shares of such Fund or (ii) if it does hold 80 percent (80%) or more of outstanding Trust Shares of such Fund that such a circumstance would not cause the Trust to have a basis in the Deposit Securities deposited with the Trust different from the fair market value of such Deposit Securities on the date of such deposit, pursuant to Section 351 of the Internal Revenue Code of 1986, as amended. The Transfer Agent may request information from the Participant regarding Trust Share ownership to the extent necessary to make a determination regarding ownership of 80 percent (80%) or more of outstanding Trust Shares of any Fund by a Beneficial Owner as a condition to the acceptance of a Portfolio Deposit.

13.Indemnification. This Section 13 shall survive the termination of this Agreement.
(a)    The Participant hereby agrees to indemnify and hold harmless the Distributor in its capacity as principal underwriter, the Trust, the Transfer Agent, their respective affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the Securities Act (each an “Indemnified Party”) from and against any loss, liability, cost and expense (including reasonable attorneys’ fees) incurred by such Indemnified Party as a result of (i) any breach by the Participant of any provision of this Agreement that relates to the Participant; (ii) any failure on the part of the Participant to perform any of its obligations set forth in the Agreement; (iii) any failure by the Participant to comply with applicable laws, including rules and regulations of self-regulatory organizations, to the extent the foregoing relates to the Participant’s transactions in, and activities with respect to, Shares, except that the Participant shall not be required to indemnify an Indemnified Party to the extent that such failure was caused by Participant’s adherence to instructions given or representations made by the Distributor, the Transfer Agent or any Indemnified Party, as applicable; or (iv) actions of such Indemnified Party in reasonable reliance upon any instructions issued in accordance with Attachment A (as it may be amended from time to time) and reasonably believed by the Distributor or the Transfer Agent, as applicable, to be genuine and to have been given by the Participant. With respect to (i) through (iii) above, Indemnified Party’s failure to promptly acknowledge Participant’s breach of, failure to perform or failure to comply with, the terms of this Agreement shall not negate the foregoing indemnification.
(b)    The Distributor hereby agrees to indemnify and hold harmless the Participant, its respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the Securities Act (each an “Indemnified Party”) from and against any loss, liability, cost and expense (including reasonable attorneys’ fees) incurred by such Indemnified Party as a result of (i) any breach by the Distributor of any provision of this Agreement that relates to the Distributor; (ii) any failure on the part of the Distributor to perform any of its obligations set forth in this Agreement; (iii) any failure by the Distributor to comply with applicable laws, including rules and regulations of self-regulatory organizations in relation to its role as Distributor of the Funds, (iv) any untrue statements or omissions made in any promotional material or sales literature furnished to the Participant or otherwise approved in writing by the Trust or the Fund, (v) actions of such Indemnified Party in reasonable reliance upon any instructions issued in accordance with Attachment A (as it may be amended from time to time) and reasonably believed by the Participant to be genuine and to have been given by the Distributor, the Trust or the Fund; or (vi) any untrue statement or alleged untrue statement of a material fact contained in the registration statement of the Trust as originally filed with the SEC or in any amendment thereof, or in any Prospectus or any statement of additional information, or any amendment thereof or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. With respect to (i) through (iv) and (vi) above, Indemnified Party’s failure to promptly acknowledge any omission or untrue statement contained in such promotional material, sales literature, Prospectus or registration statement or Distributor’s breach of, failure to perform or failure to comply with, the terms of this Agreement shall not negate the foregoing indemnification.
(c)    Except to the extent that the Transfer Agent is to be indemnified as provided in this Section 14, no party to this Agreement shall be liable to the other party or to any other person for any damages arising out of mistakes or errors in data provided to such Indemnified Party by a third party, or out of interruptions or delays of electronic means of communications with the Indemnified Parties.
14.Limitation of Liability. (%3) The Distributor and the Transfer Agent undertake to perform such duties and only such duties as are expressly set forth herein as related to the Distributor and as set forth in the Transfer Agency Agreement as between the Trust and the Transfer Agent, or expressly incorporated

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herein by reference, and no implied covenants or obligations shall be applied against the Distributor or the Transfer Agent.
(a)    Except as otherwise provided herein, in the absence of bad faith, gross negligence or reckless or willful misconduct on its part, neither the Distributor nor the Transfer Agent shall be liable for any action taken, suffered or omitted or for any error of judgment made by either of them in the performance of their respective duties hereunder. Neither the Distributor nor the Transfer Agent shall be liable for any error of judgment made in good faith unless the party exercising such shall have been grossly negligent in ascertaining the pertinent facts necessary to make such judgment. Except as otherwise provided in this Agreement, in no event shall the Distributor or the Transfer Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if such parties have been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall the Distributor or the Transfer Agent be liable for the acts or omissions of DTC, NSCC or any other securities depository or clearing corporation.
(b)    Neither the Distributor nor the Transfer Agent shall be responsible or liable for any failure or delay in the performance of their obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; terrorism; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions.
(c)    In the absence of bad faith, gross negligence or willful misconduct, the Distributor and the Transfer Agent may conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any communication authorized hereby and upon any written or oral instruction, notice, request, direction or consent reasonably believed by them to be genuine and given by a party authorized hereunder to give such instructions.
(d)    The Transfer Agent may consult with counsel of its choice (provided such selection is made with reasonable care) and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
(e)    The Transfer Agent shall not be required to advance, expend or risk its own funds or otherwise incur in the performance of its duties hereunder, except as may be required as a result of its own gross negligence, willful misconduct or bad faith.
(f)    The Distributor and the Transfer Agent may perform their duties and exercise their rights hereunder as related to the Distributor and as set forth in the Transfer Agency Agreement as between the Trust and the Transfer Agent either directly or by or through agents or attorneys.
(h)    The provisions of this Section 14 shall not limit the scope of the indemnification set forth in Section 13(b).
15.Trust; Direct Proceeding Against Participant. The Participant and the Distributor understand and agree that the Trust is entitled and intends to proceed directly against the Participant in the event that the Participant fails to honor any of its obligations pursuant to this Agreement that benefit the Trust.
16.Acknowledgment. The Participant acknowledges receipt of the Trust’s Prospectus and represents it has reviewed such document and understands the terms thereof.

17.Notices. Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid registered or certified United States first class mail, return receipt requested, or by telex, telegram or facsimile or similar means of same day delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to the Transfer Agent shall be given or sent as follows: State Street Bank and Trust Company, PO Box 5049, Boston, MA 02206, Attn.: ETF Service Group. All notices to the Trust shall be given or sent as follows: VanEck Vectors ETF Trust, in care of State Street Bank and Trust Company, PO Box 5049, Boston, MA 02206, Attn.: ETF Service Group. All notices to the Participant, the Transfer Agent, and the Distributor shall be directed to the address or telephone, facsimile or telex numbers indicated below the signature line of such party, except in the case of communications by the Distributor or Transfer Agent to the Participant during the order creation or redemption process as detailed in Attachment A to this Agreement, especially the Distributor’s or Transfer Agent’s attempt to contact an Authorized Person of the Participant with respect to, among other things, ambiguous instructions, the suspension or cancellation of an order as discussed in Attachment A, Distributor and Transfer Agent agree to contact a representative of the ETF Trading Desk of the Participant.
18.Termination; Interpretation; Entire Agreement; Amendment. This Agreement shall become effective in this form as of the date accepted by the Transfer Agent and may be terminated at any time by any party upon thirty (30) days prior notice to the other parties (i) unless earlier terminated by the Transfer Agent in the event of a breach of this Agreement or the procedures described herein by the Participant or (ii) in the event that the Trust is terminated pursuant to the Trust Agreement. This Agreement supersedes any prior agreement between the parties with respect to the subject matter contained herein. This Agreement may be amended by the Transfer Agent from time to time by the following procedure. The Transfer Agent will mail a copy of the amendment to the Distributor and the Participant. For the purposes of this Agreement, mail will be deemed received by the recipient thereof upon the date that appears on a reasonably acceptable proof of receipt. Titles and section headings are included solely for convenient reference and are not a part of this Agreement. This Agreement and Attachment A hereto, which is hereby incorporated herein by reference, constitute the entire agreement between the parties regarding the matters contained herein and may be amended or modified only by a written document signed by an authorized representative of each party. If neither the Distributor nor the Participant objects in writing to the amendment within ten (10) business days after its receipt, the amendment will become part of this Agreement in accordance with its terms.
19.Limitations of Liability of the Trustees and Shareholders. It is expressly acknowledged and agreed that the obligations of the Trust hereunder shall not be binding upon any of the shareholders, Trustees, officers, employees or agents of the Trust, personally.
20.Prospectus and Representations. The Distributor will provide to the Participant copies of the then current Prospectus and any printed supplemental information in reasonable quantities upon request. The Participant shall, upon reasonable request of the Trust, provide the Trust with sufficient documentation and other evidence that the Participant is providing Prospectuses and, where applicable, product descriptions, to the purchasers of any Shares. The Distributor represents, warrants and agrees that it will notify the Participant when a revised, supplemented or amended Prospectus for any Shares is available and deliver or otherwise make available to the Participant copies of such revised, supplemented or amended Prospectus at such time and in such numbers as to enable the Participant to comply with any obligation it may have to deliver such Prospectus to customers. As a general matter, the Distributor will make such revised, supplemented or amended Prospectus available to the Participant no later than its effective date. The Distributor shall be deemed to have complied with this Section 20 when the Participant has received such revised, supplemented or amended Prospectus by email at _____________ in printable form, with such

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number of hard copies to enable the Participant to comply with any obligation it may have to deliver such Prospectus to customers.
21.Counterparts. This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all shall constitute but one and the same instrument.
22.Governing Law. This Agreement and all transactions hereunder shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable New York conflict of laws principles) as to all matters, including matters of validity, construction, effect, performance and remedies. Each party hereto irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court, located in the Borough of Manhattan in such State, in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such party at such party’s address for purposes of notices hereunder. Each party hereto each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.
23.Assignment. No party hereto may assign its rights or obligations under this Agreement (in whole or in part) without the prior written consent of the other parties, which shall not be unreasonably withheld; provided, that any party may assign its rights and obligations hereunder (in whole, but not in part) without such consent to an entity acquiring all, or substantially all of its assets or business. Notwithstanding the aforementioned termination provisions, in the event that an entity acquires all or substantially all of Participant’s assets or business, the Distributor or Transfer Agent may elect within a limited period of time not to exceed thirty (30) days from the date upon which such acquisition was publicly announced to immediately terminate this Agreement.
24.Mutual Representations and Warranties. Each of the parties hereby represents and warrants to the other parties, that (i) it has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (ii) this Agreement is its legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent such enforcement may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights in general, or by general principles of equity; (iii) its entry into this Agreement and performance of the terms hereof has been duly authorized by it; and (iv) its entry into this Agreement and performance of its obligations hereunder and the transactions and activities contemplated hereby will not breach or conflict with any outstanding obligation, contractual or otherwise, to which it is subject, nor will the same violate any laws, rules or regulations of any governmental, judicial or self-regulatory authority or organization to which it is subject.
25.Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.
26.Severance. If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supra national body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits, obligations, or expectations of the parties to this Agreement.

27.No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.
[Signatures to follow.]

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IN WITNESS WHEREOF, the duly authorized representatives of the below parties hereto cause this participant agreement to be executed as of this ___ day of ______________, 20__.
VAN ECK SECURITIES CORPORATION

By:	Name: Title:

Address:	666 Third Avenue, 9th floor New York, New York 10017

Telephone:	(212) 293-2000
Facsimile:
Telex:
Dated:
_______________________

By:	Name: Title:

Address:
Telephone:
Facsimile:
Telex:
Dated:
With a copy to:

STATE STREET BANK AND TRUST COMPANY,

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AS TRANSFER AGENT

By:	Name: Title:

Address:	PO Box 5049
Boston, MA 02206
Telephone:
Facsimile:
Telex:
Dated:

SCHEDULE I*
VanEck Vectors AMT-Free Intermediate Municipal Index ETF
VanEck Vectors AMT-Free Long Municipal Index ETF
VanEck Vectors AMT-Free Short Municipal Index ETF
VanEck Vectors BDC Income ETF
VanEck Vectors CEF Municipal Income ETF
VanEck Vectors ChinaAMC China Bond ETF
VanEck Vectors Emerging Markets Aggregate Bond ETF
VanEck Vectors Emerging Markets High Yield Bond ETF
VanEck Vectors Fallen Angel High Yield Bond ETF
VanEck Vectors Green Bond ETF
VanEck Vectors High-Yield Municipal Index ETF
VanEck Vectors International High Yield Bond ETF
VanEck Vectors Investment Grade Floating Rate ETF
VanEck Vectors J.P. Morgan EM Local Currency Bond ETF
VanEck Vectors Mortgage REIT Income ETF
VanEck Vectors Preferred Securities ex Financials ETF
VanEck Vectors Real Asset Allocation ETF
VanEck Vectors Short High-Yield Municipal Index ETF
VanEck Vectors Municipal Allocation ETF

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ATTACHMENT A
This document supplements the Prospectus with respect to the procedures to be used by (i) the Transfer Agent and Distributor in processing orders for the purchase of Creation Units of a Fund (“Creation Orders”) and (ii) the Transfer Agent in processing orders redeeming Creation units of a Fund (“Redemption Orders,” and together with Creation Orders, “Orders”).
A Participant is required to have signed the Participant Agreement. Upon acceptance by the Trusts of the Participant Agreement, the Transfer Agent or Distributor, as the case may be, will assign a personal identification number (“PIN”) to each Authorized Person authorized to act for the Participant. This will allow a Participant through its Authorized Person(s) to place an order with respect to Creation Units.
TO PLACE AN ORDER FOR PURCHASE OR REDEMPTION OF CREATION UNITS
1.    Orders by Telephone.
a. Submission Number. Call to Receive a Submission Number. An Authorized Person for the Participant will call the telephone representative at the number listed on the applicable Fund’s order form (“Order Form”) not later than the cut-off time for placing Orders with the applicable Fund as set forth in the Order Form (the “Order Cut-Off Time”) to receive a Submission Number. Non-standard Orders generally must be arranged with a Trust in advance of Order placement. The Order Form (as may be revised from time to time) is incorporated into and made a part of this Agreement.
Upon verifying the authenticity of the caller (as determined by the use of the appropriate PIN) and the terms of the Order, the telephone representative will issue a unique Submission Number. All Orders with respect to the purchase or redemption of Creation Units are required to be in writing and accompanied by the designated Submission Number. Incoming telephone calls are queued and will be handled in the sequence received. Calls placed before the Order Cut-Off Time will be processed even if the call is taken after this cut-off time. ACCORDINGLY, DO NOT HANG UP AND REDIAL. INCOMING CALLS THAT ARE ATTEMPTED LATER THAN THE ORDER CUT-OFF TIME WILL NOT BE ACCEPTED.
NOTE THAT THE TELEPHONE CALL IN WHICH THE SUBMISSION NUMBER IS ISSUED INITIATES THE ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE ORDER. AN ORDER IS ONLY COMPLETED AND PROCESSED UPON RECEIPT OF WRITTEN INSTRUCTIONS VIA THE ORDER FORM CONTAINING THE DESIGNATED SUBMISSION NUMBER, AUTHORIZED INDIVIDUALS’ SIGNATURES AND TRANSMITTED BY FACSIMILE.
b. Place the Order. A Submission Number is only valid for a limited time. The Order Form for purchase or redemption of Creation Units must be sent by facsimile to the telephone representative within 20 minutes of the issuance of the Submission Number. In the event that the Order Form is not received within such time period, the telephone representative will attempt to contact the Participant to request immediate transmission of the Order. Unless the Order Form is received by the telephone representative upon the earlier of (i) within 15 minutes of contact with the Participant or (ii) 45 minutes after the Order Cut-Off Time, the Order will be deemed invalid.

c. Await Receipt of Confirmation.

(i)    Clearing Process. The Distributor (in the case of purchases) or the Transfer Agent (in the case of redemptions) shall issue a confirmation of Order acceptance within approximately 15 minutes of its receipt of an Order Form received in good form. In the event the Participant does not receive a timely confirmation from the Distributor or the Transfer Agent, it should contact the telephone representative at the business number indicated.
(ii)    Outside the Clearing Process. In lieu of receiving a confirmation of Order acceptance, the DTC Participant will receive an acknowledgment of Order acceptance. The DTC Participant shall deliver on settlement date the Deposit Securities and/or cash (in the case of purchases) or the Creation Unit size aggregation of Shares on trade date plus one (in the case of redemptions) to the applicable Trust through DTC. The Trust shall settle the transaction on the prescribed settlement date.
d. Ambiguous Instructions. In the event that an Order Form contains terms that differ from the information provided in the telephone call at the time of issuance of the Submission Number, the telephone representative will attempt to contact the Participant to request confirmation of the terms of the Order. If an Authorized Person confirms the terms as they appear in the Order Form then the Order will be accepted and processed. If an Authorized Person contradicts its terms, the Order will be deemed invalid and a corrected Order Form must be received by the telephone representative not later than the earlier of (i) within 15 minutes of such contact with the Participant or (ii) 45 minutes after the Order Cut-Off Time. If the telephone representative is not able to contact an Authorized Person, then the Order shall be accepted and processed in accordance with the terms of the Order Form notwithstanding any inconsistency from the terms of the telephone information. In the event that an Order Form contains terms that are illegible, as determined in the sole discretion of the Transfer Agent or Distributor (in the case of a Creation Order) or the Transfer Agent (in the case of a Redemption Order), the Order will be deemed invalid and will not be processed. A telephone representative will attempt to contact the Participant to request retransmission of the Order Form, and a corrected Order Form must be received by the telephone representative not later than the earlier of (i) within 15 minutes of such contact with the Participant or (ii) 45 minutes after the Order Cut-Off Time.
2.    Election to Place Orders by Internet.
a. General. Notwithstanding the foregoing provisions, Orders may be submitted through the Internet (“Web Order Site” or “Fund Connect”), but must be done so in accordance with the terms of this Agreement, the Prospectus, the Web Order Site, the State Street Fund Connect Buy-Side User Agreement (which must be separately entered into by the Participant) (the “Fund Connect Agreement”) and the applicable Fund Connect User Guide (or any successor documents). To the extent that any provision of this Agreement is inconsistent with any provision of any Fund Connect Agreement, the Fund Connect Agreement shall control with respect to State Street’s provision of the Web Order Site; provided, however, it is not the intention of the parties to otherwise modify the rights, duties and obligations of the parties under the Agreement, which shall remain in full force and effect until otherwise expressly modified or terminated in accordance with its terms. Notwithstanding the forgoing, the Participant acknowledges that references to the applicable Fund Connect User Guide (or any successor documents) contained herein are for instructional purposes only, and such Fund Connect User Guide (or any successor documents) does not contain any additional representations, warranties or obligations by the Trusts, the Transfer Agent, the Distributor or their respective agents.

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b. Certain Acknowledgements. The Participant acknowledges and agrees (i) that the Trusts, the Transfer Agent, the Distributor and their respective agents may elect to review any Order placed through the Web Order Site manually before it is executed and that such manual review may result in a delay in execution of such Order; (ii) that during periods of heavy market activity or other times, it may be difficult to place Orders via the Web Order Site and the Participant may place Orders as otherwise set forth in Attachment A; and (iii) that any transaction information, content, or data downloaded or otherwise obtained through the use of the Web Order Site are done at the Participant’s own discretion and risk.
EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THE FUND CONNECT AGREEMENT AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE WEB ORDER SITE IS PROVIDED “AS IS,” “AS AVAILABLE” WITH ALL FAULTS AND WITHOUT ANY WARRANTY OF ANY KIND. SPECIFICALLY, WITHOUT LIMITING THE FOREGOING, ALL WARRANTIES, CONDITIONS, OTHER CONTRACTUAL TERMS, REPRESENTATIONS, INDEMNITIES AND GUARANTEES WITH RESPECT TO THE WEB ORDER SITE, WHETHER EXPRESS, IMPLIED OR STATUTORY, ARISING BY LAW, CUSTOM, PRIOR ORAL OR WRITTEN STATEMENTS BY THE TRUSTS, THE TRANSFER AGENT, THE DISTRIBUTOR OR THEIR RESPECTIVE AGENTS, AFFILIATES, LICENSORS OR OTHERWISE (INCLUDING, BUT NOT LIMITED TO AS TO TITLE, SATISFACTORY QUALITY, ACCURACY, COMPLETENESS, UNINTERRUPTED USE, NON-INFRINGEMENT, TIMELINESS, TRUTHFULNESS, SEQUENCE, COMPLETENESS, MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE AND ANY IMPLIED WARRANTIES, CONDITIONS AND OTHER CONTRACTUAL TERMS ARISING FROM TRADE USAGE, COURSE OF DEALING OR COURSE OF PERFORMANCE) ARE HEREBY OVERRIDDEN, EXCLUDED AND DISCLAIMED.
c. Election to Terminate Placing Orders by Internet. The Participant may elect at any time to discontinue placing Orders through the Web Order Site without providing notice under the Agreement.
3.    Acknowledgment Regarding Telephone and Internet Transactions. During periods of heavy market activity or other times, the Participant acknowledges it may be difficult to reach the Trusts by telephone or to transact business over the Internet via the Web Order Site. Technological irregularities may also make the use of the Internet and Web Order Site slow or unavailable at times. The Trusts may terminate the receipt of redemption or exchange Orders by telephone or the Internet at any time, in which case you may redeem or exchange Shares by other means.
4.    Purchase of Creation Units Without Receipt of Deposit Securities. Creation Units of the Fund may be purchased in advance of receipt by the applicable Trust of all or a portion of the applicable Deposit Securities, provided that the Participant deposits an initial deposit of cash with such Trust having a value greater than the net asset value of the Shares on the date the Order is placed in proper form. In addition to available Deposit Securities and cash that generally comprise a Creation Unit, cash must be deposited in an amount equal to 115% and 125% of the market value of any undelivered Deposit Securities (the “Additional Cash Deposit”) for VanEck Vectors ETF Trust. The Order shall be deemed to be received on the Business Day on which the Order is placed provided that the Order is placed in proper form prior to Order Cut-Off Time on such date and cash in the appropriate amount is deposited with the Custodian by 1:00 p.m.

Eastern Time or such other time as designated by the Custodian on settlement date. If the Order is not placed in proper form by Order Cut-Off Time or federal funds in the appropriate amount are not received by 1:00 p.m. Eastern Time on settlement date, then the Order may be deemed to be rejected and the Participant shall be liable to the applicable Trust for losses, if any, resulting therefrom. An additional amount of cash shall be required to be deposited with the applicable Trust, pending delivery of the missing Deposit Securities to the extent necessary to maintain an amount of cash on deposit at least equal to 115% and 125% of the daily marked to market value of the missing Deposit Securities for VanEck Vectors ETF Trust, respectively. In the event that additional cash is not paid, such Trust may use the cash on deposit to purchase the missing Deposit Securities. The Participant will be liable to the applicable Trust for the costs incurred by such Trust in connection with any such purchases and the Participant shall be liable to the Trust for any shortfall between the cost to the Trust of purchasing any missing Deposit Securities and the value of the collateral. These costs will be deemed to include the amount by which the actual purchase price of the Deposit Securities exceeds the market value of such Deposit Securities on the day the Creation Order was deemed received by the Distributor plus the brokerage and related transaction costs associated with such purchases. The applicable Trust will return any unused portion of the Additional Cash Deposit once all of the missing Deposit Securities have been properly received by the Custodian or purchased by the Trust and deposited into the Trust. The applicable Trust shall charge and the Participant agrees to pay to the Trust the Transaction Fee and any additional fees prescribed in the Prospectus. The delivery of Creation Units of the Fund so created will occur no later than the prescribed settlement date following the day on which the Creation Order is deemed received by the Distributor.

[signatures to follow]

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IN WITNESS WHEREOF, the Participant acknowledges that he or she has read the procedures relating to processing orders for the purchase or redemption of Creation Units of a Fund and agrees to comply with all such procedures. Failure to comply with the procedures will require the transaction to be rejected.

VAN ECK SECURITIES CORPORATION

By:	Name: Title:

Address:	666 Third Avenue, 9th floor New York, New York 10017

Telephone:	(212) 293-2000
Facsimile:
Telex:
Dated:

TRUST TELEPHONE REPRESENTATIVE:

Telephone:	718-315-7500

Facsimile:	718-315-4881

BY:	Name: Title:

Address:
Telephone:
Facsimile:
Telex:
Date:

Accepted by:
STATE STREET BANK AND TRUST COMPANY,

AS TRANSFER AGENT

By:	Name: Title:

Address:	PO Box 5049
Boston, MA 02206
Telephone:
Facsimile:
Telex:
Date:

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ATTACHMENT B

AUTHORIZED PERSONS

VANECK VECTORS ETF TRUST

The following individuals are Authorized Persons pursuant to Section 10 of the Participant Agreement among Van Eck Securities Corporation (the “Distributor”), State Street Bank and Trust Company (the “Transfer Agent”) and

TBD
Participant Name                    NSCC #

NAME(1)	TITLE(1)	SIGNATURE(1)	TELEPHONE NUMBER(2)	E-MAIL ADDRESS(2)	CITY OF BIRTH(2)

Date:

Certified By (Signature):

Print Name:

Title: